UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

ANTIGENICS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ANTIGENICS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date	June 4, 2008

Time	5:00 p.m., Eastern Time

Place	Baruch College, Newman Conference Center, Room H750, Faculty Lounge and Atrium, 151 East 25th Street, 7th Floor, New York, New York

Webcast	Go to http://www.antigenics.com/investors starting at 5:00 p.m., Eastern Time on June 4, 2008. The webcast will be archived on our website until June 4, 2009.

Proposals	1. Elect Garo Armen, Thomas Dechaene, and John Hatsopoulos as directors, each for a term of three years expiring in 2011.

2. Approve an amendment to our 1999 Equity Incentive Plan (as amended) to increase the number of shares authorized for issuance.

3. Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

4. Consider any other business as may properly come before the meeting or any postponement or adjournment of the meeting.

Record Date	You are entitled to vote if you were a stockholder of record on April 7, 2008.

A list of stockholders entitled to vote will be open for examination by any stockholder for any purpose germane to the meeting for ten days before the meeting during ordinary business hours at our principal executive offices at 162 Fifth Avenue, Suite 900, New York, New York 10010.

It is important that your shares be represented at the meeting. Therefore, whether or not you plan to attend the meeting, please complete your proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the meeting and wish to vote in person, your proxy will not be used. Many stockholders can vote their shares over the internet. For internet voting, instructions are also printed on your proxy card.

By order of the Board of Directors,

Karen Higgins Valentine, Secretary

Proxy Material Mailing Date: April 18, 2008

ANTIGENICS INC.

162 Fifth Avenue, Suite 900

New York, New York 10010

Telephone: (212) 994-8200

PROXY STATEMENT

This proxy statement contains information about the 2008 Annual Meeting of Stockholders of Antigenics Inc., including any postponements or adjournments of the meeting. The meeting will be held at Baruch College, Newman Conference Center, Room H750, Faculty Lounge and Atrium, 151 East 25th Street, 7th Floor, New York, New York on June 4, 2008 at 5:00 p.m., Eastern Time.

In this proxy statement, we refer to Antigenics Inc. as “Antigenics,” “us” or the “Company.”

We are sending you this proxy statement in connection with the solicitation of proxies by our Board of Directors. Our Annual Report on Form 10-K for the year ended December 31, 2007 was first mailed to stockholders, along with these proxy materials, on or about April 18, 2008.

Our Annual Report on Form 10-K for the year ended December 31, 2007 is available over the internet at our website, http://www.antigenics.com/investors, or through the Securities and Exchange Commission’s (“SEC’s”) EDGAR system at http://www.sec.gov. To request a printed copy of our Annual Report on Form 10-K, which we will provide to you without charge, write to Investor Relations, Antigenics Inc., 162 Fifth Avenue, Suite 900, New York, NY 10010.

VOTING PROCEDURES

YOUR VOTE IS IMPORTANT. PLEASE TAKE THE TIME TO VOTE. Most stockholders have a choice of voting over the internet, by mail using a proxy card, or in person at the meeting. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you. If you vote over the internet or in person at the meeting, you do not need to return your proxy card.

Who can vote?	Each share of our common stock that you owned as of the close of business on April 7, 2008, the record date, entitles you to one vote on each matter to be voted upon at the meeting. On the record date, there were 56,803,838 shares of Antigenics common stock issued, outstanding, and entitled to vote.

How do I vote?	If your shares are registered directly in your name, you may vote:

•        Over the internet. Go to the website of our tabulator, Broadridge Financial Solutions, Inc. (“Broadridge”), at http://www.proxyvote.com and follow the instructions you will find there. You must specify how you want your shares voted or your internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions. If you vote over the internet, your vote must be received by 11:59 p.m. Eastern Time on June 3, 2008.

•        By mail. Complete and sign the enclosed proxy and mail it in the enclosed postage prepaid envelope to Antigenics Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY, 11717. Your proxy will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

• In person at the meeting. If you attend the meeting in person, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” (held for your account by a broker or other nominee), you may vote:

• Over the internet. You will receive instructions from your broker or other nominee if you are permitted to vote over the internet.

• By mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•        In person at the meeting. Contact the broker or other nominee that holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. A broker’s proxy is not the form of proxy enclosed with this proxy statement. You will not be able to vote shares you hold in street name at the meeting unless you have a proxy from your broker issued in your name giving you the right to vote the shares.

If you choose to listen to the webcast, you should vote your shares using one of the methods described above. It is not possible to vote your shares via the webcast.

What is the difference between holding shares directly in my name and holding shares in “street name”?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the “stockholder of record.” This proxy statement, Annual Report on Form 10-K and proxy card have been sent directly to you by Broadridge on behalf of Antigenics.

If your shares are held for you in an account by a broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name.” This proxy statement and Annual Report on Form 10-K has been forwarded to you by your broker, bank or nominee who is considered the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting over the internet.

How can I change my vote?	If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the meeting. To do this, you must do one of the following:

• Vote over the internet as instructed above. Only your latest internet vote is counted.

• Sign a new proxy and submit it as instructed above.

• Attend the meeting and vote in person. Attending the meeting will not revoke your proxy unless you specifically request it.

If your shares are held in “street name,” you may submit new voting instructions by contacting your broker, bank or nominee. You may also vote in person at the annual meeting if you deliver a legal proxy as described in the answer to the “How do I vote?” question above.

Will my shares be voted if I do not return my proxy?	If your shares are registered directly in your name, your shares will not be voted if you do not vote over the internet or return your proxy or vote by ballot at the meeting.

If your shares are held in “street name,” your brokerage firm, under certain circumstances, may vote your shares for you if you do not return your proxy. Brokerage firms have authority to vote customers’ unvoted shares on some routine matters. If you do not give a proxy to your brokerage firm to vote your shares, your brokerage firm may either: vote your shares on routine matters, or leave your shares unvoted. Proposal 1, to elect directors, and Proposal 3, to ratify the appointment of KPMG LLP as our independent registered public accounting firm, are considered routine matters. Proposal 2, to approve an amendment to our 1999 Equity Incentive Plan (as amended) is considered a non-routine matter. Your brokerage firm cannot vote your shares with respect to Proposal 2 unless they receive your voting instructions. We encourage you to provide voting instructions to your brokerage firm by giving your proxy. This ensures your shares will be voted at the meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them at the time you receive this proxy statement.

What does it mean if I receive more than one proxy card?	It means that you have more than one account, which may be at the transfer agent or stockbrokers. Please vote over the internet or complete and return all proxies for each account to ensure that all of your shares are voted.

How many shares must be present to hold the meeting?	A majority of our outstanding shares of common stock as of the record date must be present at the meeting to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if the stockholder votes over the internet, completes and submits a proxy or is present in person at the meeting. Shares that are present that vote to abstain or do not vote on one or more of the matters to be voted upon are counted as present for establishing a quorum.

If a quorum is not present, we expect that the meeting will be adjourned until we obtain a quorum.

What vote is required to approve each matter and how are votes counted?

Proposal 1—Elect three Class II directors, each for a term of three years.

The three nominees for director receiving the highest number of votes FOR election will be elected as directors. This is called a plurality. Abstentions are not counted for purposes of electing directors. If your shares are held by your broker in “street name” and if you do not vote your shares, your brokerage firm has authority to vote your unvoted shares held by the firm on Proposal 1. If the broker does not vote your unvoted shares, there will be no effect on the vote because these “broker non-votes” are not considered present or represented at the meeting and voting on the matter. You may vote FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors and will have no effect on the results of the vote.

Proposal 2—Approve an amendment to our 1999 Equity Incentive Plan (as amended) to increase the number of shares authorized for issuance.

To approve Proposal 2, stockholders holding a majority of Antigenics common stock present or represented by proxy at the meeting and voting on the matter must vote FOR the Proposal. If your shares are held by your broker in “street name” and if you do not vote your shares, your brokerage firm does not have the authority to vote your unvoted shares held by the firm on Proposal 2 and there will be no effect on the vote because these “broker non-votes” are not considered present or represented at the meeting and voting on the matter. If you vote to ABSTAIN on Proposal 2, your shares will not be voted in favor of the Proposal, will not be counted as votes cast or shares voting on the Proposal and will have no effect on the vote.

Proposal 3—Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

To approve Proposal 3, stockholders holding a majority of Antigenics common stock present or represented by proxy at the meeting and voting on the matter must vote FOR the Proposal. If your shares are held by your broker in “street name” and if you do not vote your shares, your brokerage firm has authority to vote your unvoted shares held by the firm on Proposal 3. If the broker does not vote your unvoted shares, there will be no effect on the vote because these “broker non-votes” are not considered present or represented at the meeting and voting on the matter. If you vote to ABSTAIN on Proposal 3, your shares will not be voted in favor of the Proposal, will not be counted as votes cast or shares voting on the Proposal and will have no effect on the vote.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote:

•         FOR Proposal 1—elect three directors, each for a term of three years.

•         FOR Proposal 2—approve an amendment to our 1999 Equity Incentive Plan (as amended) to increase the number of shares authorized for issuance.

•         FOR Proposal 3—ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

Are there other matters to be voted on at the meeting?	We do not know of any other matters that may come before the meeting. If any other matters are properly presented to the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment.

Where do I find the voting results of the meeting?	We will announce preliminary voting results at the meeting. We will publish final results in our Quarterly Report on Form 10-Q for the second quarter of 2008, which we are required to file with the SEC by August 11, 2008. To request a printed copy of the Quarterly Report on Form 10-Q, write to Investor Relations, Antigenics Inc., 162 Fifth Avenue, Suite 900, New York, NY 10010, or e-mail Investor Relations at IR@antigenics.com. You will also be able to find a copy on the internet through our website at http://www.antigenics.com/investors or through the SEC’s electronic data system called EDGAR at http://www.sec.gov.

Who bears the costs of soliciting these proxies?	We will bear the costs of soliciting proxies. In addition to the mailing of these proxy materials, our directors, officers, and employees may solicit proxies by telephone, e-mail and in person, without additional compensation. We reserve the right to retain other outside agencies for the purpose of soliciting proxies. Upon request, we will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials to stockholders.

How can I receive future proxy statements and annual reports over the internet instead of receiving printed copies in the mail?	This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2007 are available on our website at http://www.antigenics.com/investors. Most stockholders can elect to view future proxy statements and annual reports over the internet instead of receiving printed copies in the mail. If you are a stockholder of record, you can choose this option when you vote over the internet and save us the cost of producing and mailing these documents. If you are a stockholder of record and choose to view future proxy statements and annual reports over the internet, you will receive a proxy card in the mail next year with instructions containing the internet address to access those documents. If your shares are held through a broker or other nominee, you should check the information provided by them for instructions on how to elect to view future proxy statements and annual reports over the internet.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors, upon recommendation of our Corporate Governance and Nominating Committee, has nominated the three people listed below for election as Class II directors. Each nominee currently serves as a Class II director.

Our Board of Directors (the “Board”) is divided into three classes. One class is elected each year and members of each class hold office for three-year terms. The Board currently is fixed at nine members and consists of nine members. Three current members are Class II directors, with terms expiring at the 2008 annual meeting. Three current members are Class III directors, with terms expiring at the 2009 annual meeting. Three current members are Class I directors, with terms expiring at the 2010 annual meeting. Garo Armen, Thomas Dechaene, and John Hatsopoulos, the Class II directors, have been nominated for re-election to a term expiring in 2011. Noubar B. Afeyan, Frank V. AtLee III, and Pramod K. Srivastava retired from the Board when their terms expired at the 2007 annual meeting of stockholders. The Board is only nominating three people as directors and proxies cannot be voted for a greater number of persons than the number of nominees named (three persons).

For more information on nomination of directors, see “Corporate Governance and Nominating Committee” below in the section entitled “Our Corporate Governance—Committees of the Board”.

The persons named in the enclosed proxy will vote your shares to elect as Class II directors, Garo Armen, Thomas Dechaene, and John Hatsopoulos, the three nominees listed below, unless you indicate on the proxy that your vote should be withheld from any or all of these nominees. If they are elected, Mr. Armen, Mr. Dechaene, and Mr. Hatsopoulos will hold office until the 2011 annual meeting of stockholders and until their successors are duly elected and qualified. All of the nominees have indicated their willingness to serve, if elected, but if any of them should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors.

There are no family relationships between or among any of our executive officers, directors or nominees for directors.

Below are the names and certain information about each member of the Board of Directors, including the nominees for election as Class II directors:

NOMINEES FOR CLASS II DIRECTORS—TERMS TO EXPIRE IN 2011

Garo H. Armen, Ph.D. Age: 55 Founder, Chairman, and Chief Executive Officer of Antigenics Inc. Director since 1999	Dr. Armen is Chairman and Chief Executive Officer of Antigenics Inc., the biotechnology company he co-founded with Pramod Srivastava in 1994. From mid-2002 through 2004, he was Chairman of the Board of Directors for the biopharmaceutical company Elan Corporation, plc. Dr. Armen is also the founder and President of the Children of Armenia Fund, a charitable organization established in 2000 that is dedicated to the positive development of the children and youth of Armenia.

Tom Dechaene Age: 48 Director, Transics N.V. Director since 1999, Lead Director since December 2006 Audit and Finance Committee (Chair) Corporate Governance and Nominating Committee (Chair)	Mr. Dechaene is a consultant to various TMT (telecom, media and technology) and lifesciences companies. Since 2007, Mr. Dechaene has served on the board of Transics N.V., a company listed on NYSE Euronext and which develops and markets fleet management solutions for the transport and logistics sector. Mr. Dechaene was a director of Telindus NV, listed on Euronext, from 2005 until its acquisition by Belgacom in 2006. From 2000 to 2002, Mr. Dechaene was the Chief Financial Officer of SurfCast Inc., a software development company. He was with Deutsche Bank from 1991 through 1999, most recently as a director in the principal investments group within the equity capital markets division. Mr. Dechaene holds a law degree from the Central Exam Commission, Belgium, a degree in applied economics from the University of Antwerp, and an MBA from INSEAD, France.

John N. Hatsopoulous Age: 74 Chief Executive Officer, American DG Energy Inc. Chief Executive Officer, Tecogen Inc. Director since 2007	Mr. Hatsopoulos is Chief Executive Officer of American DG Energy Inc. Headquartered in Waltham, Massachusetts, American DG Energy is a leading on-site utility offering electricity, heat, hot water, and cooling to commercial, institutional and industrial facilities. Mr. Hatsopoulos is also Chief Executive Officer of Tecogen Inc., a leading manufacturer of natural gas, engine-driven commercial and industrial cooling and cogeneration systems. In addition, Mr. Hatsopoulos is Chairman of GlenRose Instruments Inc., a company that provides radiological and environmental services, as well as managing partner of Alexandros Partners LLC, a financial advisory firm. Mr. Hatsopoulos is one of the founders of Thermo Electron Corp. (currently Thermo Fisher Scientific) and the retired President and Vice Chairman of its Board of Directors. Thermo Fisher Scientific is a leading provider of analytical and monitoring instruments used in a broad range of applications, from life sciences research to telecommunications, food, drug and beverage production. Mr. Hatsopoulos graduated from Athens College in Athens, Greece, in 1953. He holds a BS in history and mathematics from Northeastern University, together with honorary doctorates in business administration from Boston College and Northeastern University. He served on the Board of Directors of the American Stock Exchange from 1994 through 2000 and the AMEX Nominating Committee from 1990 to 1994. He is currently a member of the Board of Directors of TEI BioSciences Inc. and AmericanCare Source Holdings Inc., and a “Member of the Corporation” for Northeastern University.

CLASS III DIRECTORS—TERMS TO EXPIRE IN 2009

Margaret M. Eisen, CFA Age: 54 Managing Director of Marketing & Communications for CFA Institute Director since 2003 Audit and Finance Committee Compensation Committee	Ms. Eisen is Managing Director of Marketing & Communications for CFA Institute. CFA Institute is a global association for investment professionals supporting the well-respected CFA charter as well as the CFA Institute Centre for Financial Market Integrity. Prior to joining CFA Institute in 2005, Ms. Eisen was Chief Executive Officer and Chief Investment Officer of EAM International, LLC which she founded to provide corporate finance and asset management services to entrepreneurs and wealthy individuals. Before forming EAM International, she was Managing Director, North American Equities, for General Motors Investment Management Corp. In that role, she was responsible for portfolios of publicly traded and private equity. Prior to GM, Ms. Eisen was Director of Worldwide Pension Investments for DuPont Asset Management. Currently, she is a member of the Board of Trustees of the Columbia Acorn Family of mutual funds of Columbia Wanger Asset Management and Columbia Wanger Advisors Trust. She is also a member of the Investment Committee of the Board of Trustees of Smith College. Ms. Eisen previously served as Chair of the Institute for Financial Markets and as a Trustee of the Lehman Brothers/First Trust Income Opportunity Fund. Ms. Eisen received her AB degree from Smith College, an M. Ed. from Lesley College, and earned an MBA with Distinction at Babson College. She is a Chartered Financial Analyst.

Wadih Jordan Age: 73 President of NearEast Pharma Director since 2003 Compensation Committee (Chair)	Mr. Jordan is President of NearEast Pharma, a company marketing pharmaceuticals in Near East markets, including Lebanon, Turkey, Saudi Arabia, Egypt and the Gulf countries, and has served in such position since 1996. From 1993 to 1995, Mr. Jordan served as a Vice President of Cyanamid International, a research-based life sciences company, and from 1976 to 1993, Mr. Jordan served as a Managing Director within Cyanamid International. Since December 2005, Mr. Jordan has served as a member of the board of directors at Pollex S.A.L., a company that specializes in the distribution and marketing of BASF products in the Middle East and North Africa. Since December 2003, Mr. Jordan has been a trustee of the Board of Directors of the Lebanese American University, located in Beirut, Lebanon, and incorporated under the Board of Regents in New York State. Mr. Jordan received a bachelor’s degree in agriculture at the American University of Beirut, Lebanon, and a certificate in international business from Columbia University.

Hyam I. Levitsky, M.D. Age: 50 Professor, Johns Hopkins University Medical Center Director since September 2006 Corporate Governance and Nominating Committee Research and Development Committee (Chair)	Dr. Levitsky is Professor of Oncology, Medicine & Urology at The Sidney Kimmel Comprehensive Cancer Center at Johns Hopkins. Dr. Levitsky has been a professor at Johns Hopkins since 1991, and his laboratory research has focused on basic studies of antigen processing and presentation, T-cell co-stimulation, T-cell priming versus tolerance, and the evolution of tumor-specific immunity during immune reconstitution. Dr. Levitsky’s work has been translated into the creation of novel therapeutic agents that are being tested in patients with multiple myeloma, acute and chronic myelogenous leukemia, B cell lymphomas, prostate cancer, and lung cancer. His work on manipulating immune reconstitution has led to pivotal trials of tumor vaccines in the context of autologous stem cell transplantation, and he has served as scientific director of the George Santos Bone Marrow Transplant Program at Johns Hopkins. Dr. Levitsky received his undergraduate degree in engineering from the University of Pennsylvania in 1980, and his medical degree from the Johns Hopkins University School of Medicine in 1984. He did his internship and residency in internal medicine at Johns Hopkins Hospital, and his fellowship at the Johns Hopkins Oncology Center.

CLASS I DIRECTORS—TERMS TO EXPIRE IN 2010

Brian Corvese Age: 50 President and Founder of Vencor Capital Director since March 2007 Audit and Finance Committee	Brian Corvese is President and Founder of Vencor Capital, a private equity firm with telecommunications and technology investments in the Middle East and Mediterranean regions. Prior to Vencor, Mr. Corvese worked on investments in the U.S. and global equity markets as a Managing Director and partner at Soros Fund Management, the largest hedge fund in the world at the time. From 1988 to 1996, Mr. Corvese was a partner at Chancellor Capital Management, a $25 billion money management firm. While at Chancellor, Mr. Corvese was a Portfolio Manager with responsibility for investments made in basic industries, restructurings, and special situations, corporate governance investments, as well as founded and managed his own hedge fund. From 1981 to 1988, Mr. Corvese was with Drexel Burnham Lambert as an equity analyst following the chemical and specialty chemical industries and participated in a significant number of merger and acquisition activities. While at Drexel, Mr. Corvese was a member of the top chemical and specialty chemical research team, as ranked by Institutional Investor. Mr. Corvese currently serves on the Board of Directors of the National Telecommunications Corporation, based in Cairo, Egypt. Mr. Corvese earned degrees in finance and political science from The University of Rhode Island and attended New York University Graduate School.

Peter Thornton Age: 43 Senior Vice President, Elan Drug Technologies Director since December 2006 Research and Development Committee	Mr. Thornton is currently Senior Vice President, Head of Product, Technology and Business Development at Elan Drug Technologies, having been appointed in July 2007. He was formerly President and Chief Operating Officer of Circ Pharma Limited, a specialty pharmaceutical product development company from October 2006 to July 2007, Senior Vice President and Chief Financial Officer of Antigenics from June 2004 to September 2006, and Senior Vice President of Business Operations at Elan Corporation plc from June 1994 to February 2004. He previously held a series of other senior finance and operational roles with Elan. Prior to joining Elan in 1994, Mr. Thornton worked with the international accounting firm KPMG in Dublin and Paris. Mr. Thornton is a director of Merrion Pharmaceuticals plc, an IEX listed speciality pharmaceutical company. Mr. Thornton was, until July 2007, a director of U.S. based CyDex Inc., a private specialty pharmaceutical company. Mr. Thornton earned his bachelor’s degree in commerce from University College, Cork, Ireland, and is a fellow of the Institute of Chartered Accountants in Ireland.

Timothy R. Wright Age: 50 President of Imaging Solutions and Pharmaceutical Products, Covidien Director since December 2006 Compensation Committee, Corporate Governance and Nominating Committee	Mr. Wright is President of the Imaging Solutions and Pharmaceutical Products Sector of Covidien. Covidien is a $10 billion global leader in medical devices and supplies, diagnostic imaging agents, pharmaceuticals and other healthcare products. Mr. Wright brings to the Antigenics’ Board 24 years of pharmaceutical industry experience in general management, product development and commercialization as well as business restructuring and transaction experience. From April 2004 to May 2006, Mr. Wright was President and interim CEO of AAI Pharma, a hybrid pharmaceutical, drug delivery/manufacturing, and global clinical research organization. Mr. Wright was also President of Elan Bio-Pharmaceuticals and has held several senior management positions with Cardinal Health Inc. and Dupont Merck Pharmaceutical Company. Mr. Wright has served on several Boards of Directors, including those for AAI Pharma and CeNes Pharmaceuticals. Mr. Wright earned his bachelor’s degree from the Ohio State University.

Vote Required

The three nominees for director receiving the highest number of votes FOR election will be elected as directors. This is called a plurality. Abstentions are not counted for purposes of electing directors. If your shares are held by your broker in “street name” and if you do not vote your shares, your brokerage firm has authority to vote your unvoted shares held by the firm on Proposal 1. If the broker does not vote your unvoted shares, there will be no effect on the vote because these “broker non-votes” are not considered present or represented at the meeting and voting on the matter. You may vote FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors and will have no effect on the results of the vote.

The Board of Directors recommends a vote FOR Proposal 1.

OUR CORPORATE GOVERNANCE

Our Commitment to Good Corporate Governance

We believe that good corporate governance and an environment of high ethical standards are important for Antigenics to achieve business success and to create value for our stockholders. Our Board of Directors is committed to high governance standards and to continually working to improve them. We continue to review our corporate governance practices in light of ongoing changes in applicable law and evolving best practices.

Role of Our Board of Directors

Our Board of Directors currently consists of nine members. Changes in the Board over the past year have included the departures of Noubar B. Afeyan, Frank V. AtLee III, and Pramod K. Srivastava, who each retired from the Board when his term expired at the 2007 annual meeting of stockholders. On June 7, 2007, the Board appointed John Hatsopoulous as a new member of the Board.

The Board monitors overall corporate performance, the integrity of our financial controls, and legal compliance procedures. It elects senior management, oversees succession planning, and senior management’s performance and compensation. The Board also oversees our short- and long-term strategic and business planning, and reviews with management its business plan, financing plans, budget, and other key financial and business objectives.

Members of the Board keep informed about our business through discussions with the Chief Executive Officer and other members of our senior management team, by reviewing materials provided to them by the Company on a regular basis, and in preparation for Board and committee meetings, and by participating in meetings of the Board and its committees. We regularly review key portions of our business with the Board. We introduce our executives and other employees to the Board so that the Board can become familiar with our key talent. Tom Dechaene, our Lead Director, engages with each new Board member to introduce each new member to our Corporate Governance policies and their responsibilities to the Company as a director. Each Board member receives a Board of Directors handbook that provides them with a summary of these practices and policies.

In 2007, the Board of Directors met seven times. During 2007, each of our directors attended at least 75% of the total number of meetings of the Board of Directors held during the period during which the director served and all meetings of committees of the Board on which the director served during the periods the director served. We expect our Board members to attend our annual meetings of stockholders; in 2007 all of our then current Board members attended our annual meeting.

Governance Guidelines

The Board is guided by our Governance Guidelines. We believe our Governance Guidelines demonstrate our continuing commitment to good corporate governance. The Board reviews these Guidelines from time to time, as needed. The Guidelines are posted on the corporate governance section of our website at http://www.antigenics.com/investors/governance. No material on our website is part of this proxy statement.

Performance of Our Board

We consider it important to continually evaluate and improve the effectiveness of the Board, its committees and its individual members. We do this in various ways. Each year, the Lead Director surveys the Board members to assess the effectiveness of the Board and its committees. Using these surveys, the Lead Director assesses the Board’s performance, and the performance of individual members, and reports his conclusions to the full Board. The assessment also evaluates the Board’s effectiveness in reviewing executive management, conducting appropriate oversight and adding value to Antigenics. Each of the Board’s standing committees also conducts annual self-evaluations.

Also, at each Board meeting, each Board member has the opportunity to assess the effectiveness of the materials presented and conduct of the meeting and to offer suggestions for improvement at future meetings.

Code of Business Conduct and Ethics

The Board of Directors originally adopted our Code of Business Conduct and Ethics (the “Code”) in 2003. The Board reviewed, revised, and updated the Code most recently in January 2008. The Code applies to all members of the Board and all employees of Antigenics, including our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer or controller, or persons performing similar functions. The Code also contains additional obligations for our Chief Executive Officer and senior financial officers. Our Code is posted on the corporate governance section of our website at http://www.antigenics.com/investors/governance. No material on our website is part of this proxy statement. We intend to post on our website all disclosures that are required by law or NASDAQ stock market listing standards concerning any amendments to, or waivers from, our Code. Stockholders may request a free copy of our Code by writing to Investor Relations, Antigenics Inc., 162 Fifth Avenue, Suite 900, New York, NY 10010.

Independence of Directors

Our Governance Guidelines provide that a substantial majority of the Board as a whole should be composed of independent directors. The Corporate Governance and Nominating Committee annually reviews the independence of the directors, and reports to the Board which directors it recommends that the Board determine are independent, and the Board makes the final determination. The Board takes into account NASDAQ stock market listing standards, applicable laws and regulations, and other factors in making its determinations. The Board has determined that Mr. Corvese, Mr. Dechaene, Ms. Eisen, Mr. Hatsopoulous, Mr. Jordan, Dr. Levitsky, and Mr. Wright are currently independent directors and that Dr. Armen and Mr. Thornton are currently not independent directors.

The Board has reviewed the independence of each director, taking into account potential conflicts of interest, transactions, and other relationships that would reasonably be expected to compromise a director’s independence. In performing this review, the Board was provided a summary of information disclosed in director responses to a questionnaire inquiring about, among other things, their relationships (and those of their immediate family members) with us, their affiliations, and other potential conflicts of interest. Dr. Armen is not independent because of his employment as our Chief Executive Officer. Mr. Thornton is not independent because of his prior employment as our Chief Financial Officer. In making independence determinations with regard to other directors, the Board considered transactions between us and a director or a director’s affiliates and positions a director holds with entities with commercial relationships with us. In particular, with respect to Dr. Levitsky, the Board considered his role on the Company’s Medical Advisory Committee.

Executive Sessions of Independent Directors

Directors who are independent under the NASDAQ stock market listing standards meet in executive session without management present at most regularly scheduled Board meetings. Three such meetings were held during 2007.

Lead Director of the Board

Mr. Dechaene, an independent director, serves as the Lead Director of the Board and as Chair of the Audit and Finance Committee and the Corporate Governance and Nominating Committee. Mr. Dechaene presides at the executive sessions of the independent directors, acts as the leader of the non-employee directors, and makes himself available to our management on an as needed basis to discuss significant matters.

Committees of the Board

The Board currently has four standing committees: the Audit and Finance Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, and the Research and Development Committee. The Board also appoints from time to time ad hoc committees to address specific matters.

Audit and Finance Committee

Members: Tom Dechaene, Chairman Brian Corvese Margaret M. Eisen	Meetings in 2007: 8

The Audit and Finance Committee consists entirely of independent directors within the meaning of the NASDAQ stock market listing standards, including the requirements contemplated by Rule 10A-3 of the Securities Exchange Act of 1934. The Board of Directors has determined that Tom Dechaene, Chair of the Committee, Brian Corvese, and Margaret M. Eisen each qualify as audit committee financial experts. For the period of January 1, 2007 through March 7, 2007, the Audit and Finance Committee consisted of three independent directors: Mr. Dechaene (Chair), Mr. AtLee, and Ms. Eisen. On March 8, 2007, Mr. Corvese joined the Audit and Finance Committee. Mr. AtLee retired from the Board on June 7, 2007.

The Audit and Finance Committee’s primary function is to assist the Board in monitoring the integrity of our consolidated financial statements and our system of internal control. The Audit and Finance Committee has direct responsibility for the appointment, independence, and monitoring of the performance of our independent registered public accounting firm. The Committee is responsible for pre-approving any engagements of our independent registered public accounting firm. The Committee also reviews our risk management practices, strategic tax planning, preparation of quarterly and annual financial reports, and compliance processes.

The Audit and Finance Committee members meet regularly with our independent registered public accounting firm without management present and with members of management in separate private sessions, to discuss any matters that the Committee or these individuals believe should be discussed privately with the Committee, including any significant issues or disagreements concerning our accounting practices or consolidated financial statements. The Committee also meets with our Compliance Officer annually and reviews the Company’s Code of Business Conduct and Ethics. The Committee conducts a meeting each quarter to review the consolidated financial statements prior to the public release of earnings. The Audit and Finance Committee charter is posted on the corporate governance section of our website at http://www.antigenics.com/investors/governance. No material on our website is part of this proxy statement. The Committee has the authority to engage special legal, accounting or other consultants to advise the Committee. Please also see the Report of the Audit and Finance Committee on page 50.

Compensation Committee

Members: Wadih Jordan, Chairman Margaret M. Eisen Timothy R. Wright	Meetings in 2007: 6

During the entirety of 2007, Mr. Jordan and Ms. Eisen were members of our Compensation Committee. Mr. Wright joined the Compensation Committee on March 8, 2007. Dr. Afeyan was a member of the Compensation Committee during 2007 until he retired from the Board on June 7, 2007. Our Compensation Committee consists entirely of independent directors within the meaning of applicable NASDAQ stock market listing standards. The Committee’s primary responsibilities are to address our executive officers’ and key employees’ development, retention, and performance and to oversee compensation and benefit matters. It reviews and approves compensation policy for Antigenics to ensure that our compensation strategy supports organizational objectives and stockholder interests, and considers appropriate companies for compensation comparison purposes. The Committee determines the compensation of the Chief Executive Officer, and reviews and approves the compensation of all other executive officers. It also reviews and recommends compensation for members of the Board of Directors. Additionally, the Committee approves and recommends, and suggests material changes to, any employee incentive compensation or retirement plans and any director compensation plans.

The Compensation Committee utilizes an outside compensation consultant to provide benchmarking information for compensation and benefit information. The Committee has the authority to retain special legal, accounting or other consultants to advise the Committee. The Committee also has the authority to delegate to subcommittees any responsibilities of the full Committee. Dr. Armen, our Chief Executive Officer, makes recommendations to the Committee as to individual compensation actions for the named executive officers. The Compensation Committee charter is posted on the corporate governance section of our website at http://www.antigenics.com/investors/governance. No material on our website is part of this proxy statement. Please also see the Compensation Discussion and Analysis starting on page 15, and the accompanying Compensation Committee Report on page 26.

Corporate Governance and Nominating Committee

Members: Tom Dechaene, Chairman. Hyam Levitsky, M.D. Timothy R. Wright	Meetings in 2007: 3

For the period of January 1, 2007 to March 7, 2007, our Corporate Governance and Nominating Committee consisted of three independent directors: Mr. AtLee (Chair), Dr. Afeyan, and Dr. Levitsky. On March 8, 2007, Mr. Wright joined the Corporate Governance and Nominating Committee. On June 7, 2007, Mr. AtLee and Dr. Afeyan retired from the Board and Mr. Dechaene joined the Corporate Governance and Nominating Committee as Chairman. The Corporate Governance and Nominating Committee consists entirely of independent directors within the meaning of applicable NASDAQ stock market listing standards. The Corporate Governance and Nominating Committee is responsible for recommending to the Board policies relating to the conduct of Board affairs, the process for annual evaluation of the Board and the CEO, and issues of corporate public responsibility, and oversees the Company’s succession planning. It periodically evaluates the composition of the Board, the contribution of individual directors, and the Board’s effectiveness as a whole. The Committee reviews the Company’s ethics and compliance activities under the Company’s Code of Business Conduct and Ethics and meets periodically with our Compliance Officer, including the opportunity, as needed, for a separate private session with the Compliance Officer without management present.

The Corporate Governance and Nominating Committee also recommends to our full Board individuals to serve as directors. The Committee recommends to the Board guidelines and criteria for Board membership and reviews with the Board, on a periodic basis, the appropriate skills and characteristics required of Board members in the context of the then current needs of Antigenics. The Committee is responsible for reviewing with the Board the appropriate personal characteristics and professional competencies preferred of Board members who are expected to work together as a team to properly oversee our strategies and operations. In general, all directors are expected to possess certain personal characteristics necessary to create a highly functional and collegial Board, which include personal and professional integrity, practical wisdom and mature judgment, an inquisitive and objective perspective, and time availability for performing the duties of a director.

In addition, the Board as a group is expected to encompass a range of professional competencies relevant to overseeing our business. These professional competencies include accounting and financial literacy, industry knowledge, medical or scientific knowledge, and management experience. Finally, candidates should be enthusiastic about service on our Board and working collaboratively with existing Board members to create value for all of our stockholders.

The Corporate Governance and Nominating Committee does not have a formal policy with regard to the consideration of director candidates recommended by stockholders because it does not believe such a policy is necessary given that no otherwise unaffiliated stockholder has ever recommended a director candidate. If the Committee were to receive a recommendation for a director candidate from a stockholder, however, the Committee expects that it would evaluate such a candidate using the criteria described above for evaluating director candidates brought to its attention through other channels. The Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis, accompanied by a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least one year as of the date that the recommendation is made. To submit a recommendation for a nomination, a stockholder may write to the Lead Director, Antigenics Inc., 162 Fifth Avenue, Suite 900, New York, NY 10010. In addition, our by-laws permit stockholders to nominate individuals, without any action or recommendation by the Committee or the Board, for election as directors at an annual stockholder meeting. For a description of this by-law provision, see Additional Information on page 51 of this proxy statement. The charter of the Corporate Governance and Nominating Committee is posted on the corporate governance section of our website at http://www.antigenics.com/investors/governance. No material on our website is part of this proxy statement.

Research and Development Committee

Members: Hyam Levitsky, M.D., Chairman Peter Thornton	Meetings in 2007: 3

The Research and Development Committee was formed in September 2006 to review and monitor the research and development strategy of the Company. During the period from January 1, 2007 through June 7, 2007, our Research and Development Committee consisted of Drs. Levitsky and Srivastava. Mr. Thornton joined the Committee on March 8, 2007 and Dr. Srivastava retired from the Board on June 7, 2007. The Committee also reviews important matters involving protection of the Company’s intellectual property rights and assets, and provides its perspective on such research and development matters to the full Board of Directors. The charter of the Research and Development Committee is posted on the corporate governance section of our website at http://www.antigenics.com/investors/governance. No material on our website is part of this proxy statement.

Communications with the Board

You may contact the Board of Directors or any committee of the Board by writing to Board of Directors (or specified committee), Antigenics Inc., 162 Fifth Avenue, Suite 900, New York, NY 10010, Attn: Lead Director. You should indicate on your correspondence that you are an Antigenics stockholder. Communications will be distributed to the Lead Director, the appropriate committee chairman or other members of the Board or executive management, as appropriate, depending on the facts and circumstances stated in the communication received. Executive management will generally determine the proper response to materials of a commercial nature, which generally will not be forwarded to the Lead Director. Complaints regarding accounting, internal accounting controls, or auditing matters will be forwarded to the Chair of the Audit and Finance Committee, and complaints involving matters governed by the Code of Business Conduct and Ethics will be forwarded to the Chair of the Corporate Governance and Nominating Committee and the Compliance Officer.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Mr. Jordan (Chair), Ms. Eisen, and Mr. Wright. No member of the Compensation Committee was at any time during 2007, or formerly, an officer or employee of Antigenics or any subsidiary of Antigenics. No executive officer of Antigenics has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity while an executive officer of that other entity served as a director of Antigenics or member of our Compensation Committee.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Our executive compensation and benefits program is designed to effectively attract and retain the highest caliber executives and reward and motivate them to pursue our strategic opportunities while effectively managing the risks and challenges inherent to a development-stage biotechnology company. We have created a compensation package that combines short- and long-term components, cash and equity, and fixed and contingent payments, in the proportions we believe are most appropriate to incent and reward our senior management to strive to achieve the following goals:

•	Build a creative and high performance team whose participants understand and share our business objectives and ethical and cultural values.

•	Demonstrate leadership and innovation in the identification, development and commercialization of product candidates that fit our strategic objectives.

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Effectively manage the multiple dimensions of our business, from research and development, through clinical trials, manufacturing, strategic alliances, and all aspects of operations in order to maximize the value of each dollar deployed.

•	Identify and address our short- and long-term financing requirements in a highly strategic and creative manner, and deploy available funds for maximum benefit to our stockholders.

Our executive compensation strategy not only aims to be competitive in our industry, but also to be fair relative to other professionals within our organization. We seek to foster a performance-oriented culture, where individual performance is aligned with organizational objectives and is tied to the value we deliver to our stockholders.

We continually review our compensation approach in order to ensure our programs reward executives for achieving our goals and objectives that generate results consistent with other development-stage biotechnology companies. At the same time, we seek to align the risks of our executives with the downside to our stockholders if such executive’s decisions result in our goals and objectives not being achieved. We evaluate and reward our executives based on their contribution to the achievement of short- and long-term goals and objectives and their capability to take advantage of unique opportunities and overcome difficult challenges within our business.

Role of Our Compensation Committee

Our Compensation Committee approves, administers, and interprets our executive compensation and benefit policies, including our 1999 Equity Incentive Plan (as amended). Our Compensation Committee is appointed by our Board of Directors, and consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code and “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934. Our Compensation Committee is comprised of Mr. Jordan (Chair), Ms. Eisen, and Mr. Wright.

Our Compensation Committee reviews and makes recommendations to our Board of Directors in an effort to ensure that our executive compensation and benefit program is consistent with our compensation philosophy and corporate governance guidelines. Additionally, the Compensation Committee is responsible for establishing the executive compensation packages offered to our named executive officers. Our executives’ base salary, target annual bonus levels, and target annual long-term incentive award values are set at competitive levels. Executives have the opportunity to earn above-market pay only for above-market performance as measured against our peer group of companies.

Our Compensation Committee has taken the following steps to ensure that our executive compensation and benefit program is consistent with both our compensation philosophy and our corporate governance guidelines:

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with the assistance of Oyster Pond Associates, our independent executive compensation and benefits consultant, evaluated the competitive level of executive pay as measured against our peer group (see discussion under “Compensation Discussion and Analysis—Competitive Market Review”),

•	maintained a practice of reviewing the performance and determining the total compensation earned, paid or awarded to our Chief Executive Officer, independent of input from him, and

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reviewed on an annual basis the performance of our other named executive officers and other key employees with assistance from our Chief Executive Officer, and determined what we believe to be appropriate total compensation based on competitive levels as measured against our peer group (see discussion under “Compensation Discussion and Analysis—Competitive Market Review”).

Executive Compensation Program

Components of our Compensation Program

Our performance-driven compensation program consists of the four components listed below:

1.	Short-term Compensation

a.	Base Salary

b.	Annual Incentive Bonuses

2.	Long-term Compensation

3.	Benefits

4.	Severance Compensation and Termination Protection

We refer to the combination of base salary, annual adjustments to base salary, and annual incentive bonuses as “Short-term Compensation.” We use short-term compensation to motivate and reward our key executives in accordance with our performance management process. We have established a goal deployment program to operationalize our strategic priorities, to set and refine Company objectives, and to cascade those objectives throughout the organization.

We balance individual, functional area, and Company-wide goals and achievements. On an individual level, each member of our executive team sets goals, focusing on the categories mentioned above, with an emphasis on measurable and achievable goals. Our goal setting process is participatory. Each executive participates in establishing the objectives of our Company as a whole, and offers his or her views as to the goals of each other functional area, insofar as those goals impact the individual executive’s own functional area. We also ask our executives to provide feedback not only on their own performance and that of their particular area, but also of other functional areas and our entire organization. We see this process both as the optimal means of assembling accurate information regarding the expectation and realization of performance, as well as an integral part of our culture of collaborative, team-oriented management.

In 2007, our Company goals included:

•	pursue registration and commercialization of Oncophage based on existing data,

•	continue to maximize the value of our QS-21 franchise,

•	conclude a Phase 1 Aroplatin trial and a Phase 1 AG-707 trial and make a “no/go” decision on further development of each of these product candidates,

•	identify and exploit opportunities to reduce net cash burn and maximize cash resources,

•	identify and address our short- and long-term financing requirements in a strategic and creative manner,

•	explore strategic and synergistic corporate, product, and technology acquisitions that enhance shareholder value, and

•	continue to build a creative and high performance team whose participants understand and share our business objectives and ethical and cultural values.

Each year we evaluate the achievement of Company goals and objectives, functional area goals and individual executive performance. At the end of the year, we review final performance results versus our goals and objectives and begin discussions regarding goals and objectives for the next fiscal year. Incentive compensation, based on the achievement of goals and objectives, may be awarded in the form of an annual performance bonus and equity-based awards. Our annual incentive bonus rewards for the achievement of annual goals and objectives. Equity-based awards are used to align the interests of our executives with those of our stockholders and to promote a long-term performance perspective and progress toward achieving our long-term strategy.

Our senior executives’ total compensation may vary significantly year to year based on Company, functional area and individual performance. Further, the value of equity awards made to our senior executives will vary in value based on our stock price performance.

1. Short-term Compensation.

Our short-term compensation program consists of base salary and annual incentive bonuses. Base salary will typically be used to recognize the experience, skills, knowledge, and responsibilities required of each executive officer, as well as competitive market conditions.

a.	Base Salary: Base salaries for our executives are generally positioned at or around the 60th percentile versus our peer group (see “Competitive Market Review” starting on page 24 for further information on the peer group). In establishing the base salaries of the named executive officers, our Compensation Committee and management take into account a number of factors, including the executive’s seniority, position and functional role, and level of responsibility.

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For newly hired personnel, we consider the base salary of the individual at his or her prior employment and any unique personal circumstances that motivated the executive to leave that prior position and join our Company. In addition, we consider the competitive market for corresponding positions within comparable companies of similar size and stage of development.

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For individuals newly promoted to the position, as with individuals newly employed from outside the Company, we consider the competitive market and their prior salary and experience. Where these individuals may not have the same level of experience at the time of promotion as a counterpart hired from outside the Company, we may define a multi-step approach to bringing their salaries in line with targeted levels. Salary increases at each of these points in time will be contingent on the continuing good performance of the individual.

The base salary of our named executive group is reviewed on an annual basis, and adjustments are made to reflect performance-based factors, as well as competitive conditions. Increases are considered within the context of our overall annual financial constraints before more specific individual and market competitive factors are considered. We do not apply specific formulas to determine increases. Generally, executive salaries are reviewed in the fourth quarter and adjusted effective January 1 of each year.

b.

Annual Incentive Bonuses: Annual incentive bonuses for our officers are based on the achievement of the Company’s annual goals and objectives and functional area goals, as well as individual performance objectives as outlined in our 2003 Executive Incentive Plan. Awards under the program are based on a qualitative review of the facts and circumstances related to Company and departmental, functional and individual performance when determining each individual’s annual incentive bonus. An individual may receive an award from zero to 150% of his or her target bonus based on the review of results. Generally, the annual incentive bonus is paid in cash. However, in 2006 and 2007, in an effort to conserve cash, the Compensation Committee elected to deliver a substantial portion of the executive’s annual incentive bonus in the form of restricted stock.

For the 2006 and 2007 performance years, the target bonuses as a percentage of base salary were as follows:

	Target Bonus
Executive Officer	2006	2007
Dr. Armen	50%	50%
Dr. Chicz	40%	40%
Ms. Sharp(1)	27%	40%
Ms. Wentworth(1)	29%	40%
Ms. Klaskin(1)	19%	30%

(1)	Mses. Sharp, Wentworth and Klaskin were promoted into their positions in 2006 and as a result, their target bonuses for the 2006 performance year were prorated for the number of months they were in their non-executive and executive roles.

For the 2006 and 2007 performance year, the annual incentive awards granted to our named executive officers and other members of key management were based on total company performance and were not adjusted for the executive’s individual performance. This approach was taken to acknowledge and reinforce the importance of teamwork in addressing the unique set of performance challenges facing the Company in this cycle, which included the reduction of staff and resources, the consolidation of priorities and the attendant need to optimize cross-functional cooperation.

Approximately 40% of the incentive awards granted for 2006 performance and approximately 85% of the incentive awards granted for 2007 performance were delivered as restricted stock. The rationale for this method of payment was to:

•	Conserve our limited cash resources,

•	Further reinforce the link between executive pay and shareholder value creation, and

•	Provide additional retention incentives through time based vesting.

The total payout (cash and restricted stock) for 2006 performance was approximately 125% of target and approximately 150% of target for 2007 performance.

2. Long-term Compensation.

At present, our long-term compensation consists of stock options and restricted stock grants. Our stock options and restricted stock grants are designed to align management’s performance objectives with the interests of our stockholders. Our Compensation Committee grants options and restricted stock to key executives to enable them to participate in long-term appreciation of our stockholder value, while personally feeling the impact of any business setbacks, whether Company-specific or industry-based. Additionally, through each grant’s vesting schedule, stock options and restricted stock provide a means of encouraging the retention of key executives. In general, stock options are granted annually and are subject to vesting based on the executive’s continued employment. Most options vest 25% per year over four years, with no vesting from the date of grant until the first anniversary. To date, all restricted stock issued to our named executive officers has been awarded in lieu of cash for our annual incentive bonus and have had shorter term vesting provisions.

On January 5, 2007, in connection with the 2006 annual incentive bonus, the Compensation Committee issued restricted stock grants to our named executive officers and other members of key management, which will vest in two years, 50% on the first anniversary of the grant and the remaining 50% on the second anniversary.

On September 12, 2007, the Compensation Committee issued a stock option grant to our named executive officers and other members of key management. The stock options vest 25% per year over four years, with no vesting from the date of grant until the first anniversary.

On January 10, 2008, in connection with the 2007 annual incentive bonus, the Compensation Committee issued two restricted stock grants to our named executive officers and other members of key management. The first restricted stock grant vests on the six-month anniversary of the grant and the second stock grant vests on the twelve-month anniversary.

The details of all stock options and restricted stock grants made to named executive officers in 2007 are outlined in the section entitled “Compensation Actions for our Chief Executive Officer and our other Named Executive Officers” starting on page 21 and are also reflected in the Summary Compensation Table.

Our Compensation Committee has and will continue to consider alternative vesting strategies based on the achievement of milestones, determined on an individual, functional area and company-wide level, and may introduce such performance-based vesting in the future.

Initial and Promotional Stock Option Grants:

The size of the initial option grant made to executives upon joining the Company or to current employees being promoted to executive positions is primarily based on competitive conditions applicable to the executive’s specific position. In addition, the Compensation Committee considers the number of options owned by other executives in comparable positions within our Company and has, with the assistance of our independent compensation consultant, established stock option guidelines for specified categories of executives. We believe this strategy is consistent with the approach of other development-stage companies in our industry and, in our Compensation Committee’s view, is appropriate for aligning the interests of our executives with those of our stockholders over the long-term.

Market Comparisons:

We use a number of methodologies to make external comparisons when we set the number of options to be granted to each executive. On an individual basis, we compare:

•	the fair value of the grant using a Black-Scholes valuation model for equity awards that is consistent with Statement of Financial Accounting Standards No. 123R, Share-Based Payment (“SFAS No. 123R”),

•	the face value of the grant by position,

•	the face value of the grant as a multiple of base salary,

•	the number of option shares granted by position,

•	the number of option shares, in total, granted, and still held, by position as a percentage of total option shares granted and of total common shares outstanding, and

•	the proportion of exercisable to non-exercisable option shares held, in total.

On a total Company basis, when it is appropriate, we analyze:

•	total annual option burn rates,

•	total number of options remaining in the approved pool under the 1999 Equity Incentive Plan (as amended), and

•	equity overhang.

We believe these comparisons provide important additional context for comparing the competitive level of our equity-based compensation practices versus the market.

Ultimately, awards to senior executives are driven by their performance over time, their ability to impact our results that drive stockholder value, their level within the organization, their potential to take on roles of increasing responsibility in our Company, and competitive equity award levels for similar positions and organization levels in our peer companies. Equity awards are not granted automatically to our executives on an annual basis.

While we expect our senior executives to hold a significant portion of their stock for the longer term, we have not yet established formal share retention guidelines. Directors, executive officers, and employees of our Company are required to sign our Company’s Policy Statement on Securities Trades. This policy prohibits trading on, or disclosing, material non-public information, and also establishes “black-out” periods for directors and named executive officers to avoid even the appearance of impropriety.

3. Benefits.

We provide the following benefits to our senior executives generally on the same basis as the benefits provided to all employees:

•	Health and dental insurance,

•	Life insurance,

•	Short- and long-term disability,

•	401(k) plan, and

•	Employee Stock Purchase Plan.

These benefits are consistent with those offered by other companies and specifically with those companies with which we compete for employees.

4. Severance Compensation and Termination Protection.

We have entered into employment agreements with Dr. Armen, Ms. Sharp and Ms. Wentworth. These agreements provide for severance compensation to be paid if the executives are terminated under certain conditions, such as a change of control of the Company or a termination without cause by us, each as is defined in the agreements.

The employment agreements between our Company and our senior executives and the related severance compensation provisions are designed to meet the following objectives:

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Change of Control: As part of our normal course of business, we engage in discussions with other biotechnology and pharmaceutical companies about possible collaborations, licensing and/or other ways in which the companies may work together to further our respective long-term objectives. In addition, many larger established pharmaceutical companies consider companies at similar stages of development to ours as potential acquisition targets. In certain scenarios, the potential for a merger or being acquired may be in the best interests of our stockholders. We provide severance compensation if an executive is terminated as a result of a change of control transaction to maintain continuity in the event a potential transaction is announced and to promote the ability of our senior executives to act in the best interests of our stockholders even though they could be terminated as a result of the transaction.

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Termination without Cause: If we terminate the employment of a senior executive without cause, or the executive resigns for good reason as defined in the applicable agreement, we are obligated to continue to pay the base salary, bonus, and medical and dental benefits for a defined period, as well as to provide outplacement services. We believe this is appropriate because the terminated executive is bound by confidentiality, non-solicitation and non-compete provisions covering one year after termination and because we and the executive have mutually agreed to a severance package that is in place prior to any termination event. This provides us with more flexibility to make a change in senior management if we consider such a change to be in our and our stockholders’ best interests.

The payments provided under these agreements are as follows:

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Change of Control: Upon a change of control, 50% of the executives’ unvested stock options immediately vest. If the executive is terminated or resigns for good reason as a result of the change of control, the remaining 50% vests.

•	If Dr. Armen is terminated or resigns for good reason, he is entitled to:

•	24 months base salary, bonus, and medical and dental benefits continuation,

•	outplacement services, and

•	a gross-up payment to cover any excise taxes required under Section 280G of the Internal Revenue Code.

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Other named executive officers with executive employment agreements are entitled to 18 months base salary, bonus, and medical and dental benefits continuation, outplacement services and Section 280G gross-up payments under the same circumstances.

•	Termination without Cause:

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If we terminate Dr. Armen’s employment without cause or he resigns for good reason not involving a change of control, he is entitled to 18 months base salary, bonus, and medical and dental benefits continuation, and outplacement services.

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Other named executive officers with executive employment agreements are entitled to 12 months base salary, bonus, and medical and dental benefits continuation, and outplacement services under the same circumstances.

Executive employment agreements are covered in greater detail in the section of this proxy statement entitled “Potential Payments Upon Termination or Change of Control.”

Compensation Actions for our Chief Executive Officer and our other Named Executive Officers

Compensation actions for 2007 and 2008 reflect our management’s and our Compensation Committee’s assessments of performance relative to Company goals and objectives, departmental or functional area goals and individual performance objectives, and comparisons against market benchmarks described earlier in this discussion.

Dr. Armen, our Chief Executive Officer, makes recommendations to our Compensation Committee as to individual compensation actions for the senior executives, including the named executive officers. Using the same criteria outlined above, our Compensation Committee works with the Vice President of Human Resources and the Company’s independent compensation consultant to determine the specific compensation actions for our named executive officers.

Our compensation actions for our Chief Executive Officer and our other named executive officers are summarized as follows:

Dr. Garo H. Armen—Chairman and Chief Executive Officer

As Chief Executive Officer, Dr. Armen has overall responsibility for the execution of our annual and long-term plans consistent with our strategy. Under Dr. Armen’s leadership, we made significant progress in 2007 toward those goals.

Compensation Actions for 2007:

•	Base Salary: In 2007, our Compensation Committee, at Dr. Armen’s request, did not increase Dr. Armen’s base salary. His 2007 base salary remained at $440,000.

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Annual Incentive Bonus: In 2007, our Compensation Committee, at the request of Dr. Armen, in an effort to conserve the Company’s cash resources, did not grant Dr. Armen an annual cash incentive bonus for the 2006 performance year. In lieu of a cash bonus, our Compensation Committee granted Dr. Armen 137,500 shares of restricted stock as outlined below in the section entitled “Equity Compensation,” to reward him for his performance in 2006.

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Equity Compensation: In January 2007, our Compensation Committee granted Dr. Armen 137,500 shares of restricted stock. The restricted stock grant vests in two years, 50% on the first anniversary and the remaining 50% on the second anniversary. In September 2007, our Compensation Committee granted Dr. Armen 211,200 stock options with an exercise price of $2.27. These options vest in equal annual increments over four years beginning with the first anniversary of the grant. All of these options were granted with the exercise price equal to the fair market value of the Company’s common stock on the date of the grant.

Compensation Actions for 2008:

•	Base Salary: As of the date of this filing, our Compensation Committee has made no change to Dr. Armen’s base salary for 2008.

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Annual Incentive Bonus: In January 2008, our Compensation Committee granted Dr. Armen an annual incentive bonus. The Compensation Committee awarded Dr. Armen a cash incentive bonus of $55,000 and 120,087 shares of restricted stock as outlined in the section below entitled “Equity Compensation,” to reward him for his performance in 2007.

•

Equity Compensation: In January 2008, Dr. Armen was granted 120,087 shares of restricted stock in two grants. One grant of 60,044 restricted shares vests on the six-month anniversary of the grant and the other grant of 60,043 restricted shares vests on the twelve-month anniversary of the grant. As of the date of this filing, the Committee has made no stock option grants to Dr. Armen in 2008.

Roman M. Chicz, Ph.D.—Senior Vice President, Research and Development

Compensation Actions for 2007:

•

Base Salary: Our Compensation Committee made no change to Dr. Chicz’s 2007 base salary of $285,000. Dr. Chicz separated from the Company in May 2007. As a result, his salary paid in 2007 was $329,004, which included $13,907 of salary paid in lieu of vacation on termination of his employment, and $200,000 paid in the form of severance. Dr. Chicz remained involved with Antigenics as a consultant until November 21, 2007, and was paid approximately $15,000 in 2007 for his services in this role.

•	Annual Incentive Bonus: In January 2007, Dr. Chicz was awarded a cash bonus of $85,500 and 28,500 shares of restricted stock as outlined below in the section entitled “Equity Compensation.”

•

Equity Compensation: In January 2007, our Compensation Committee granted Dr. Chicz 28,500 shares of restricted stock. The shares of restricted stock were scheduled to vest in two years, 50% on the first anniversary of the grant, and the remaining 50% on the second anniversary. As a result of Dr. Chicz’s separation from the Company, this grant expired in November 2007.

Shalini Sharp—Vice President and Chief Financial Officer

Compensation Actions for 2007:

•	Base Salary: Ms. Sharp’s base salary for 2007 remained at $240,000, unchanged from 2006.

•

Annual Incentive Bonus: In January 2007, Ms Sharp was awarded a cash bonus of $48,000, and 16,000 shares of restricted stock as outlined below in the section entitled “Equity Compensation,” to reward her for her performance in 2006.

•

Equity Compensation: In January 2007, Ms. Sharp was awarded 16,000 shares of restricted stock. The restricted stock grant vests in two years, the first 50% on the first anniversary of the grant and the remaining 50% on the second anniversary. In September 2007, our Compensation Committee granted Ms. Sharp 111,200 stock options with an exercise price of $2.27 to reward her performance, and to bring her holdings more in line with the competitive market. These options vest in equal annual increments over four years beginning with the first anniversary of the grant. All of these options were granted with the exercise prices equal to the fair market value of the Company’s common stock on the date of the grant.

Compensation Actions for 2008:

•	Base Salary: As of the date of this filing, our Compensation Committee has made no change to Ms. Sharp’s base salary for 2008.

•

Annual Incentive Bonus: In January 2008, our Compensation Committee awarded Ms. Sharp a cash bonus of $24,000, and 52,402 shares of restricted stock as outlined in the section below entitled “Equity Compensation,” to reward her for her performance in the 2007 performance year.

•

Equity Compensation: In January 2008, Ms. Sharp was awarded 52,402 shares of restricted stock in two grants. One grant of 26,201 restricted shares vests on the six-month anniversary of the grant and the other grant of 26,201 restricted shares vests on the twelve-month anniversary of the grant. As of the date of this filing, the Committee has made no stock option grants to Ms. Sharp in 2008.

Kerry A. Wentworth—Vice President, Clinical Operations and Regulatory Affairs

Compensation Actions for 2007:

•	Base Salary: Ms. Wentworth’s base salary for 2007 remained at $220,000, unchanged from 2006.

•

Annual Incentive Bonus: In January 2007, Ms. Wentworth was awarded a cash bonus of $47,438 and 15,813 shares of restricted stock as outlined below in the section entitled “Equity Compensation,” to reward her for her performance in 2006.

•

Equity Compensation: In January 2007, Ms. Wentworth was granted 15,813 shares of restricted stock. The restricted stock grant vests in two years, 50% on the first anniversary of the grant and the remaining 50% on the second anniversary. In September 2007, our Compensation Committee granted Ms. Wentworth 161,200 stock options with an exercise price of $2.27 to reward her performance and to bring her holdings more in line with the competitive market. These options vest in equal annual increments over four years beginning with the first anniversary of the grant. All of these options were granted with the exercise prices equal to the fair market value of the Company’s common stock on the date of the grant.

Compensation Actions for 2008:

•

Base Salary: In January 2008, our Compensation Committee set Ms. Wentworth’s 2008 base salary at $240,000. This base salary represents a 9% increase from the prior year’s salary of $220,000. This increase was awarded by our Compensation Committee to bring Ms. Wentworth’s salary in line with market benchmarks.

•

Annual Incentive Bonus: In January 2008, our Compensation Committee awarded Ms. Wentworth a cash bonus of $22,000 and 48,035 shares of restricted stock, as outlined in the section below entitled “Equity Compensation,” to reward her performance in the 2007 performance year.

•

Equity Compensation: In January 2008, Ms. Wentworth was granted 48,035 shares of restricted stock in two grants. One grant of 24,018 restricted shares vests on the six-month anniversary of the grant and the other grant of 24,017 restricted shares vests on the twelve-month anniversary of the grant. As of the date of this filing, the Committee has made no stock option grants to Ms. Wentworth in 2008.

Christine M. Klaskin—Vice President, Finance

Compensation Actions for 2007:

•	Base Salary: Ms. Klaskin’s base salary for 2007 remained at $185,000, unchanged from 2006.

•

Annual Incentive Bonus: In January 2007, Ms. Klaskin was awarded a cash bonus of $26,016 and 8,672 shares of restricted stock as outlined below in the section entitled “Equity Compensation,” to reward her for her performance in 2006.

•

Equity Compensation: In January 2007, Ms. Klaskin was awarded 8,672 shares of restricted stock. The restricted stock vests in two years, the first 50% on the first anniversary of the grant and the remaining 50% on the second anniversary. In September 2007, our Compensation Committee granted Ms. Klaskin 48,900 stock options with an exercise price of $2.27. These options vest in equal increments over four years beginning with the first anniversary of the grant. All of these options were granted with the exercise price equal to the fair market value of the Company’s common stock on the date of the grant.

Compensation Actions for 2008:

•	Base Salary: As of the date of this filing, our Compensation Committee has made no change to Ms. Klaskin’s base salary for 2008.

•

Annual Incentive Bonus: In January 2008, Ms. Klaskin was awarded a cash bonus in the amount of $13,875 and 30,295 shares of restricted stock as outlined below in the section entitled “Equity Compensation,” to reward her for her performance in 2007.

•

Equity Compensation: In January 2008, Ms. Klaskin was awarded 30,295 shares of restricted stock. One grant of 15,148 restricted shares vests on the six-month anniversary of the grant and the other grant of 15,147 restricted shares vests on the twelve-month anniversary of the grant. As of the date of this filing, the Committee has made no stock option grants to Ms. Klaskin in 2008.

Competitive Market Review

The market for top tier executive talent is highly competitive. Our objective is to attract and retain a superior leadership team. In doing so, we aim to draw upon a pool of talent that is highly sought after by both large and established pharmaceutical and biotechnology companies in and outside our geographic area and by other development-stage life science companies. The competition for research scientists and clinical development staff is also intense, both among the for-profit sector, including large pharmaceutical and smaller biotechnology companies, and the non-profit sector, including universities and research institutions.

We believe we have competitive advantages in our ability to offer significant upside potential through stock options and other equity instruments. Nonetheless, we must recognize market cash compensation levels and satisfy the day-to-day financial requirements of our candidates through competitive base salaries and cash bonuses. We also compete on the basis of our vision of future success, our culture and values, the cohesiveness and productivity of our teams, and the excellence of our scientists and management personnel.

In order to succeed in attracting highly talented executives, we continuously monitor market trends and draw upon surveys prepared by The Radford Biotechnology division of AON Consulting, custom research developed by our compensation consultants, and other nationally recognized surveys. Our Compensation Committee reviews data that analyzes various cross-sections of our industry as well as relevant geographical areas.

Market Benchmarks: How We Define Market and How We Use Market Compensation Data. Since 2003, we have worked with an independent compensation consultant to evaluate our total compensation program and compare it to levels in the market. Our consultant works with our Vice President of Human Resources and the Compensation Committee to interpret results, make certain specific and general recommendations, and assist in the determination of next steps.

Defining the Market. For 2007, we used two market references to compare our executive total compensation practices and levels to those in the market:

1.	Radford Biotechnology Executive Compensation Report by AON Consulting: A national survey of executive compensation levels and practices that covers approximately 1,300 positions in 550 life science organizations. We focus primarily on a predetermined subset of companies with between 50 and 149 employees.

2.	Proxy data derived from a select peer group of biotech companies of a similar size, market capitalization, development stage and therapeutic focus. The composition of this group is reassessed on a periodic basis with guidance from our compensation consultants, Oyster Pond Associates. The select peer group was updated in January 2008, and currently consists of the following seventeen (17) companies: ArQule, Biocryst Pharmaceuticals, Cell Genesys, Cell Therapeutics, Coley Pharmaceutical Group, CombinatoRx, Cytokinetics, Dendreon, Genitope, Immunogen, Kosan Bioseciences, Micromet, Onyx Pharmaceuticals, Poniard Pharmaceuticals, Sunesis, Supergen, and Vical.

Determining Market Levels and Specific Comparisons. We compare our practices and levels by each compensation component, by total annual compensation (including target annual incentive opportunity) and by total compensation including equity compensation components. The competitive comparisons made in this process are used to determine our approximate position relative to the appropriate market benchmark by compensation component and in total.

Total Compensation

We intend to continue our strategy of compensating our named executive officers at competitive levels, with the opportunity to earn above-market pay for above-market performance, through programs that emphasize performance-based incentive compensation in the form of cash and equity.

For 2007, the total compensation paid to the named executive officers generally fell between the 50th and 75th percentile of total compensation paid to executives holding equivalent positions in our peer group of companies. We believe that the total compensation was reasonable in the aggregate. Further, in light of our compensation philosophy, we believe that the total compensation package for our executives should continue to consist of base salary, annual cash incentive awards (bonus), long-term equity-based incentive compensation, and certain other benefits.

The competitive posture of our total annual compensation versus the market benchmarks will vary year to year based on Company, functional area, and individual performance, as well as the performance of the peer group companies and their respective level of annual performance bonus awards made to their executives. We believe our target total annual direct compensation is generally positioned at approximately the 60th to 75th percentile, with an emphasis on performance-based variable compensation.

Evolution of our Compensation Strategy

Our compensation strategy is necessarily tied to our stage of development. Accordingly, the specific direction, emphasis, and components of our executive compensation program continue to evolve in parallel with the evolution of our business strategy. For example, we expect that if we become a fully integrated commercial company, our executive compensation program, in particular our Executive Incentive Plan, will focus more on quantitative performance metrics. Our Compensation Discussion and Analysis would, in the future, reflect these evolutionary changes.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors consists entirely of independent directors who are not officers or employees of Antigenics. The Compensation Committee charter is posted on the corporate governance section of our website at http://www.antigenics.com/investors/governance. No material on our website is part of this proxy statement.

The Compensation Committee of the Board of Directors has reviewed and discussed with management the foregoing Compensation Discussion and Analysis, and based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A for filing with the SEC.

By the Compensation Committee,

Wadih Jordan (Chair) Margaret M. Eisen Timothy R. Wright

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation

This table shows certain information about the compensation earned in 2007 and 2006 by our Chief Executive Officer, our Chief Financial Officer, our Principal Accounting Officer, our other most highly compensated executive officer who was serving as an executive officer as of December 31, 2007, and one of our former executive officers for whom disclosure would have been required if he had continued in his position through the end of 2007. We refer to these officers as our named executive officers.

Name and Principal Position	Year	Salary ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(5) ($)	Total ($)
Garo H. Armen, Ph.D.(1)	2007	440,000	132,231	882,821	55,000	35,754	1,545,806
Chief Executive Officer	2006	440,000	—	940,359	—	39,910	1,420,269

Shalini Sharp	2007	240,000	22,970	120,654	24,000	7,508	415,132
Vice President and Chief Financial Officer	2006	181,921	3,329	80,418	48,000	10,712	324,380

Roman M. Chicz, Ph.D.(2)	2007	115,097	—	86,551	—	232,945	434,593
Former Sr. Vice President, Research and Development	2006	284,618	—	192,755	85,500	12,013	574,886

Kerry A. Wentworth	2007	220,000	22,788	133,578	22,000	12,653	411,019
Vice President, Clinical Operations and Regulatory Affairs	2006	204,046	3,329	91,563	52,586	14,901	366,425

Christine M. Klaskin	2007	185,000	12,890	55,925	13,875	8,022	275,712
Vice President, Finance and Principal Accounting Officer	2006	156,811	1,996	38,869	26,016	9,886	233,578

(1)	As an employee-director, Dr. Armen receives no additional compensation for his services to the Board.
(2)	Dr. Chicz resigned as Senior Vice President, Research and Development effective May 18, 2007. Dr. Chicz remained involved with Antigenics as a consultant until November 21, 2007, and was paid approximately $15,000 in 2007 for his services in this role.
(3)	Based on the fair value of nonvested shares on the grant date. Please see the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 as filed on March 17 2008 for assumptions applied.
(4)	We use the Black-Scholes option pricing model to value the options granted. Please see the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 as filed on March 17, 2008 for assumptions applied.
(5)	Please see the table below.

2007:

Executive Officer	Insurance Premiums ($)	401(k) Company Match ($)	Car Service to Base Office ($)	Payments / Accruals on Termination Plan ($)	Other Benefits ($)	Total ($)
Garo H. Armen, Ph.D.	14,250	3,181	15,600	—	2,723	35,754
Shalini Sharp	1,943	4,750	—	—	815	7,508
Roman M. Chicz, Ph.D.	585	3,453	—	228,907	—	232,945
Kerry A. Wentworth	5,456	6,600	—	—	597	12,653
Christine M. Klaskin	2,126	4,696	—	—	1,200	8,022

2006:

Executive Officer	Insurance Premiums ($)	401(k) Company Match ($)	Car Service to Base Office ($)	Discounted Securities Purchases ($)	Other Benefits ($)	Total ($)
Garo H. Armen, Ph.D.	14,347	4,569	17,769	—	3,225	39,910
Shalini Sharp	2,174	6,159	—	1,618	761	10,712
Roman M. Chicz, Ph.D.	2,200	9,691	—	—	122	12,013
Kerry A. Wentworth	5,636	9,150	—	—	115	14,901
Christine M. Klaskin	1,927	6,759	—	—	1,200	9,886

Grants of Plan-Based Awards for 2007

This table shows our grants of plan-based awards to named executive officers in 2007

Executive Officer	Grant Date		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Garo H. Armen, Ph.D.	1/5/07	(1)	137,500	—	—	268,125
Chief Executive Officer	9/12/07	(2)	—	211,200	2.27	339,103

Shalini Sharp	1/5/07	(1)	16,000	—	—	31,200
Vice President and Chief Financial Officer	9/12/07	(2)	—	111,200	2.27	178,543

Roman M. Chicz, Ph.D.	1/5/07	(3)	28,500	—	—	55,575
Former Sr. Vice President, Research and Development

Kerry A. Wentworth	1/5/07	(1)	15,813	—	—	30,835
Vice President, Clinical Operations and Regulatory Affairs	9/12/07	(2)	—	161,200	2.27	258,823

Christine M. Klaskin	1/5/07	(1)	8,672	—	—	16,910
Vice President, Finance and Principal Accounting Officer	9/12/07	(2)	—	48,900	2.27	78,514

(1)	The restricted stock vests equally over two years beginning on the first anniversary of the grant date.
(2)	Options vest equally over four years beginning on the first anniversary of the grant date.
(3)	Restricted stock forfeited on November 21, 2007.
(4)	We use the Black-Scholes option pricing model to value the options granted. Please see the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 as filed on March 17, 2008 for assumptions applied.

Our compensation package for named executive officers consists of base salary, an annual incentive bonus, and long-term compensation in the form of stock options and restricted stock. We also provide benefits and severance/termination protection. In light of our stage of development and the importance of achieving our short- and long-term strategic objectives, considerable emphasis is placed on the annual incentive bonus and equity-based compensation components of the total compensation package. Dr. Armen, Ms. Sharp and Ms. Wentworth each currently have, and Mr. Chicz had, an employment agreement providing a minimum base salary. The employment agreements for our current and former executive officers entitle them to participate in employee benefit and fringe benefit plans and programs made available to executives generally. Additionally, the employment agreements provide for the reimbursement of reasonable, customary and necessary business expenses, subject to our Travel Policy. For our executives, all other compensation items, including perquisites, comprise a small portion of overall total compensation.

As discussed in the Compensation Discussion and Analysis, in 2003, the Compensation Committee adopted an Executive Incentive Plan (“EIP”). The purpose of the EIP is to provide additional incentives for executive officers to contribute to the success of the Company. The plan provides for significant competitive incentive awards which relate directly to the achievement of corporate objectives and individual performance goals. This, in turn, is expected to promote the interests of stockholders and enhance our ability to attract, motivate and retain high performing executive officers. Target incentive awards typically range from 30-50% of an executive officer’s base salary. Funding for the target incentive awards is based on the extent to which we achieve a predetermined set of corporate objectives and milestones. Individual awards are generally adjusted to reflect the individual executive officer’s contribution to achieving these corporate objectives and milestones.

Furthermore, we grant stock options and restricted stock to executive officers under our 1999 Equity Incentive Plan (as amended). Our Equity Incentive Plan is designed to directly align the long-term financial interests of our executive officers and our stockholders, to assist in the retention of executive officers by providing meaningful ownership interest in Antigenics that vests over time, and to encourage our executive officers to think and act like owners of the business. Historically, we generally had used a five-year vesting period and a ten-year exercise period for stock option grants. Beginning with grants made in February 2004, we changed the vesting period from five to four years to be more consistent with market practice.

Our policy is to generally make stock option awards with a four-year vesting period, although in September 2006, we made grants to executives that had a two-year vesting period, the first 33.3% on the first anniversary of the grant date and the balance on the second anniversary. Our use of restricted stock in executive compensation has thus far been limited to grants made in lieu of annual cash incentive bonuses and have not been subject to four year vesting due to the nature of the grants. In January 2007, we granted restricted shares that had a two-year vesting period, the first 50% on the first anniversary of the grant and the balance on the second anniversary. In January 2008, we granted restricted shares that had a one-year vesting period and a six-month vesting period.

The exercise price for all stock options granted in 2007 equaled the fair market value of the Company’s common stock on the date of the grant. Fair market value on the date of grant was determined as the closing market price of the Company’s common stock on the date of the grant.

We typically grant stock options to new executive officers when they start employment and on an annual basis and upon promotions to positions of greater responsibility. In determining the size of an annual executive grant, we consider the position level, the degree to which the executive’s contributions impacted our results in the past year, the importance of the executive’s skills to our future success, the size of the executive’s current equity position, and competitive market benchmarks.

Outstanding Equity Awards at Fiscal Year-End 2007

The following table shows outstanding equity awards for the named executive officers as of December 31, 2007:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(19) ($)
Garo H. Armen, Ph.D.	82,820	—		12.07	2/1/09	—		—
Chief Executive Officer	171,861	—		12.07	4/29/09	—		—
	150,000	—		14.85	3/14/12	—		—
	60,000	15,000	(1)	7.45	3/14/13	—		—
	131,250	43,750	(2)	10.18	3/11/14	—		—
	150,000	150,000	(3)	6.92	3/10/15	—		—
	105,015	213,213	(4)	1.63	9/15/16	—		—
	—	—		—	—	137,500	(5)	280,500
	—	211,200	(6)	2.27	9/12/17

Shalini Sharp	16,000	4,000	(7)	12.45	8/5/13	—		—
Vice President and Chief Financial Officer	5,100	1,700	(8)	10.36	2/18/14	—		—
	10,000	10,000	(9)	9.43	1/10/15	—		—
	6,667	13,333	(10)	5.13	3/22/16	1,667	(12)	3,401
	15,000	45,000	(11)	1.74	9/13/16	—		—
	7,348	14,919	(4)	1.63	9/15/16	—		—
	—	—		—	—	16,000	(5)	32,640
	—	111,200	(6)	2.27	9/12/17	—		—

Roman M. Chicz, Ph.D.	93,750	—		7.27	2/21/08	—		—
Former Sr. Vice President, Research and Development	12,500	—		8.13	2/21/08	—		—
	16,667	—		6.34	2/21/08	—		—
	22,222	—		1.63	2/21/08	—		—

Kerry A. Wentworth	30,000	10,000	(13)	6.77	11/1/14	—		—
Vice President, Clinical Operations and Regulatory Affairs	6,667	13,333	(10)	5.13	3/22/16	1,667	(12)	3,401
	15,000	45,000	(14)	2.03	6/14/16	—		—
	6,600	13,400	(4)	1.63	9/15/16	—		—
	—	—		—	—	15,813	(5)	32,259
	—	161,200	(6)	2.27	9/12/17	—		—

Christine M. Klaskin	9,633	—		6.50	1/1/08	—		—
Vice President, Finance and	1,000	—		13.50	2/4/10	—		—
Principal Accounting Officer	1,000	—		14.52	1/5/12	—		—
	5,000	—		9.00	6/7/12	—		—
	4,000	1,000	(15)	8.99	2/11/13	—		—
	5,100	1,700	(8)	10.36	2/18/14	—		—
	3,750	3,750	(16)	6.30	3/7/15	—		—
	3,334	6,666	(17)	5.13	3/22/16	1,000	(12)	2,040
	7,500	22,500	(18)	1.74	9/13/16	—		—
	5,053	10,258	(4)	1.63	9/15/16	—		—
	—	—		—	—	8,672	(5)	17,691
	—	48,900	(6)	2.27	9/12/17

(1)	The options vest with respect to 15,000 additional shares on March 14, 2008, provided Dr. Armen remains employed with us.

(2)	The options vest with respect to 43,750 additional shares on March 11, 2008, provided Dr. Armen remains employed with us.
(3)	The options vest with respect to 75,000 additional shares on each of March 10, 2008 and 2009, provided Dr. Armen remains employed with us.
(4)	The options vest on September 15, 2008, provided the executive remains employed with us.
(5)	The restricted stock vests in two equal annual installments beginning on January 7, 2008, provided the executive is still employed with us.
(6)	The options vest in four equal annual installments beginning on September 12, 2008, provided the executive is still employed with us.
(7)	The options vest with respect to 4,000 additional shares on August 5, 2008, provided Ms. Sharp remains employed with us.
(8)	The options vest with respect to 1,700 additional shares on February 18, 2008, provided the executive remains employed with us.
(9)	The options vest with respect to 5,000 additional shares on each of January 10, 2008 and 2009, provided Ms. Sharp remains employed with us.
(10)	The options vest with respect to 6,666 additional shares and 6,667 additional shares on March 22, 2008 and 2009, respectively, provided the executive remains employed with us.
(11)	The options vest with respect to 15,000 additional shares on each of September 13, 2008, 2009, and 2010, provided Ms. Sharp remains employed with us.
(12)	The restricted stock vests on March 22, 2008, provided the executive is still employed with us.
(13)	The options vest with respect to 10,000 additional shares on November 1, 2008, provided Ms. Wentworth remains employed with us.
(14)	The options vest with respect to 15,000 additional shares on each of June 14, 2008, 2009, and 2010, provided Ms. Wentworth remains employed with us.
(15)	The options vest with respect to 1,000 additional shares on February 11, 2008, provided Ms. Klaskin remains employed with us.
(16)	The options vest with respect to 1,875 additional shares on each of March 7, 2008 and 2009, provided Ms. Klaskin remains employed with us.
(17)	The options vest with respect to 3,333 additional shares on each of March 22, 2008 and 2009, provided Ms. Klaskin remains employed with us.
(18)	The options vest with respect to 7,500 additional shares on each of September 13, 2008, 2009, and 2010, provided Ms. Klaskin remains employed with us.
(19)	We valued the stock awards using the closing price of our common stock on the NASDAQ Global Market on December 31, 2007, which was $2.04 per share, utilizing the same assumptions that we utilize under SFAS No. 123R for our financial reporting.

Option Exercises and Stock Vested for 2007

The following table shows information about restricted stock vested and the value realized on these awards by our named executive officers in 2007. No stock options were exercised by our named executive officers in 2007.

	Stock Awards
Name	Number of Shares Acquired On Vesting (#)	Value Realized On Vesting ($)
Shalini Sharp Vice President and Chief Financial Officer	833	1,641

Kerry A. Wentworth Vice President, Clinical Operations and Regulatory Affairs	833	1,641

Christine M. Klaskin Vice President, Finance and Principal Accounting Officer	500	985

Pension Benefits for 2007

We do not have any plans providing for payments or other benefits at, following, or in connection with, retirement.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans for 2007

We do not have any nonqualified defined contribution plans or other deferred compensation plans.

Potential Payments Upon Termination or Change of Control

We have entered into certain agreements and maintain certain plans that may require us to make certain payments and/or provide certain benefits to some of the executive officers named in the Summary Compensation Table in the event of a termination of employment or a change of control. Dr. Armen, Ms. Sharp, and Ms. Wentworth are each currently party to employment agreements providing for payments in connection with such officers’ termination or a change of control. Dr. Chicz was party to similar employment agreements prior to his separation from Antigenics. Ms. Klaskin is party to a change of control agreement providing for payments in connection with a change of control. The following text and tables summarize the potential payments to each applicable named executive officer assuming that the triggering event occurred on December 31, 2007, the last day of our fiscal year.

Our Chief Executive Officer

Under Dr. Armen’s employment agreement, if we terminate Dr. Armen’s employment without cause or if he terminates his employment for good reason (as defined), he is entitled to the greater of (i) benefits payable under an executive severance plan, if such a plan exists on the date of termination, or (ii) 18 months of his base salary plus a lump sum payment of 150% of the higher of his target incentive bonus for that year or his last actual incentive bonus, as well as coverage under our medical and dental plans for 18 months following the date of termination, a lump sum payment of $15,000 for outplacement assistance, a gross-up for any taxes with respect to such outplacement assistance payment, a gross-up payment for any taxes, interest and penalties imposed by Section 4999 of the Internal Revenue Code and, at the Compensation Committee’s discretion, the acceleration of vesting of any unvested stock options.

Under Dr. Armen’s employment agreement, “good reason” means the occurrence of any of the following events:

(i)	failure to continue Dr. Armen in the position of Chief Executive Officer,

(ii)	a material and substantial diminution in the nature or scope of his responsibilities,

(iii)	a material reduction in base salary or benefits, or

(iv)	relocation of Dr. Armen’s principal office, without his prior consent, to a location more than 30 miles away.

Upon a change of control, 50% of any of Dr. Armen’s outstanding unvested stock options as of the change of control date become vested and exercisable. If a change of control occurs and, within 24 months, we terminate Dr. Armen’s employment without cause or if he terminates his employment for good reason, he is entitled to:

•	a lump sum payment of 24 months of base salary plus two times the higher of his target incentive bonus for that year or his last actual incentive bonus,

•	coverage under our medical and dental plans for 24 months following the date of termination,

•	a lump sum payment of $15,000 for outplacement assistance,

•	a gross-up for any taxes with respect to such outplacement assistance payment,

•	a gross-up payment for any taxes, interest and penalties imposed by Section 4999 of the Internal Revenue Code, and

•	acceleration of vesting for all unvested stock options as of the date of termination.

Additionally, under Dr. Armen’s employment agreement, he is subject to a non-competition and non-solicitation period for the greater of 18 months post-termination or the period during which he is receiving post-termination payments from us.

Executive Benefits and Payments Upon Termination	Termination in Connection with a Change of Control* ($)	Termination without Cause or with Good Reason* ($)
Base Salary	880,000	660,000
Bonus Payment	550,000	412,500
Acceleration of Vesting of Equity	66,954	N/A
Perquisites and Other Personal Benefits	45,662	35,707
Gross-up Payments for Change of Control Excise Taxes	N/A	N/A
Total:	1,542,616	1,108,207

*	We used the following assumptions to calculate these payments:

•

We valued stock options accelerated using the closing price of our common stock on the NASDAQ Global Market on December 31, 2007, which was $2.04 per share, utilizing the same assumptions that we utilize under SFAS No. 123R for our financial reporting.

•

We assumed in each case that termination is not for cause, the executive does not violate his or her non-competition or non-solicitation agreements with us following termination, the executive does not receive medical and dental insurance coverage from another employer within two years of termination or change of control (or, in the case of a termination absent a change in control, within the remaining term of the agreement, if longer) and the executive does not incur legal fees requiring reimbursement from us.

•	We used the same assumptions for health care benefits that we used for our financial reporting under generally accepted accounting principles.

•

Gross-up payments assume a December 31, 2007 change of control and termination date. For purposes of these payments, the following are included as parachute payments: cash severance payable upon termination in connection with a change of control, the value of any outplacement services and benefits continuation due in the event of such a termination, and the value of the acceleration of outstanding equity awards, all determined in accordance with applicable tax regulations. We have assumed that all outstanding options are cashed out in the assumed transaction for an amount equal to the excess, if any, of $2.04 (the closing price of our common stock on December 31, 2007, the last business day of the year) over the exercise price per share under the option, multiplied by the number of shares subject to the option. Finally, these figures assume that none of the parachute payments will be discounted as attributable to reasonable compensation and no value is attributed to the executive executing a non-competition agreement in connection with the assumed termination of employment.

Other Named Executive Officers

Under the employment agreements for Ms. Sharp and Ms. Wentworth, if we terminate each officer’s employment without cause or if each officer terminates her employment for good reason, each officer is entitled to:

•	the greater of:

(i)	benefits payable under an executive severance plan, if such a plan exists on the date of termination, or

(ii)	12 months of his or her base salary plus a lump sum payment of the higher of his or her target incentive bonus for that year or his or her last actual incentive bonus,

•	coverage under our medical and dental plans for 12 months following the date of termination,

•	a lump sum payment of $15,000 for outplacement assistance,

•	a gross-up for any taxes with respect to such outplacement assistance payment,

•	a gross-up payment for any taxes, interest and penalties imposed by Section 4999 of the Internal Revenue Code, and

•	at the Compensation Committee’s discretion, the acceleration of vesting of any unvested stock options.

Under the employment agreements for the various named executives, “good reason” means the occurrence of any of the following events:

Good Reason	Ms. Sharp	Ms. Wentworth
Material and substantial diminution in nature of scope of responsibilities(1)	X	X
Material reduction in base salary or benefits	X	X
Relocation of office by more than 30 miles (without prior consent)(1)	X	X
Change of principal place of business from California(2)	X

(1)	For purposes of change of control.
(2)	Termination benefit at reduced level in comparison with other good reason.

Under the employment agreements for Ms. Sharp and Ms. Wentworth, upon a change of control:

•	50% of any of each officer’s outstanding unvested stock options as of the change of control date become vested and exercisable, and

•	If a change of control occurs and, within 18 months, we terminate the officer’s employment without cause or if the officer terminates her employment for good reason, the officer is entitled to:

•	a lump sum payment of 18 months of base salary plus 150% of the higher of their target incentive bonus for that year or their last actual incentive bonus,

•	coverage under our medical and dental plans for 18 months following the date of termination,

•	a lump sum payment of $15,000 for outplacement assistance,

•	a gross-up for any taxes with respect to such outplacement assistance payment,

•	a gross-up payment for any taxes, interest and penalties imposed by Section 4999 of the Internal Revenue Code, and

•	the acceleration of vesting for all unvested stock options as of the date of termination.

Under Ms. Sharp’s employment agreement, her principal place of business is in California. If Ms. Sharp is asked to relocate to the Company’s New York or Massachusetts locations, she has the right to terminate the agreement, and upon such termination, Ms. Sharp is entitled to:

•	six months of her base salary plus a lump sum payment of the higher of one-half of her target incentive bonus for that year or one-half of her actual incentive bonus,

•	coverage under our medical and dental plans for six months following the date of termination,

•	a lump sum payment of $7,500 for outplacement assistance,

•	a gross-up for any taxes with respect to such outplacement assistance payment, and

•	at the Compensation Committee’s discretion, the acceleration of vesting of any unvested stock options.

Under the change of control agreement for Ms. Klaskin, upon a change of control:

•	50% of any of each Ms. Klaskin’s outstanding unvested stock options as of the change of control date become vested and exercisable, and

•	If a change of control occurs and, within 18 months, we terminate the Ms. Klaskin’s employment without cause or if Ms. Klaskin terminates her employment for good reason, she is entitled to:

•	a lump sum payment of 12 months of base salary plus the higher of her target incentive bonus for that year or her last actual incentive bonus,

•	coverage under our medical and dental plans for 12 months following the date of termination,

•	a lump sum payment of $10,000 for outplacement assistance,

•	a gross-up for any taxes with respect to such outplacement assistance payment, and

•	the acceleration of vesting of all unvested stock options as of the date of the change in control.

Additionally, under the officers’ employment and change of control agreements, they are each subject to a non-competition and non-solicitation period for the greater of 12 months post-termination or the period during which the officer is receiving post-termination payments from us.

Executive Benefits and Payments Upon Termination	Termination in Connection with a Change of Control* ($)			Termination without Cause or with Good Reason* ($)
	Ms. Klaskin	Ms. Sharp	Ms. Wentworth	Ms. Klaskin	Ms. Sharp	Ms. Wentworth
Base Salary	185,000	360,000	330,000	N/A	240,000	220,000
Bonus Payment	55,500	144,000	118,595	N/A	96,000	79,063
Acceleration of Vesting of Equity	10,669	20,998	20,704	N/A	N/A	N/A
Perquisites and Other Personal Benefits	12,383	18,376	23,794	N/A	17,999	21,611
Gross-up Payments for Change of Control Excise Taxes	N/A	183,980	N/A	N/A	N/A	N/A
Total:	263,552	727,354	493,093	N/A	353,999	320,674

*	We used the following assumptions to calculate these payments:

•

We valued stock options accelerated using the closing price of our common stock on the NASDAQ Global Market on December 31, 2007, which was $2.04 per share, utilizing the same assumptions that we utilize under SFAS No. 123R for our financial reporting.

•

We assumed in each case that termination is not for cause, the executive does not violate her non-competition or non-solicitation agreements with us following termination, the executive does not receive medical and dental insurance coverage from another employer within two years of termination or change of control (or, in the case of a termination absent a change of control, within the remaining term of the agreement, if longer) and the executive does not incur legal fees requiring reimbursement from us.

•	We used the same assumptions for health care benefits that we used for our financial reporting under generally accepted accounting principles.

•

Gross-up payments assume a December 31, 2007 change of control and termination date. For purposes of these payments, the following are included as parachute payments: cash severance payable upon termination in connection with a change of control, the value of any outplacement services and benefits continuation due in the event of such a termination, and the value of the acceleration of outstanding equity awards, all determined in accordance with applicable tax regulations. We have assumed that all outstanding options are cashed out in the assumed transaction for an amount equal to the excess, if any, of $2.04 (the closing price of our common stock on December 31, 2007, the last business day of the year) over the exercise price per share under the option, multiplied by the number of shares subject to the option. Finally, these figures assume that none of the parachute payments will be discounted as attributable to reasonable compensation and no value is attributed to the executive executing a non-competition agreement in connection with the assumed termination of employment.

Change of Control Arrangements Under Our 1999 Equity Incentive Plan

Under our 1999 Equity Incentive Plan (as amended), in the event of a change of control (as defined by the Committee appointed by the Board to administer the plan), the Committee in its discretion may provide for acceleration of unvested options, provide for a cash-out of options, adjust the options to reflect the change of control, or cause the options to be assumed.

DIRECTOR COMPENSATION

The following table shows the compensation paid or awarded to each non-employee director for their service as a non-employee director in 2007:

Name	Fees Earned or Paid in Cash(1) ($)	Option Awards(2) ($)	Total ($)
Noubar Afeyan	21,000	—	21,000
Frank AtLee	24,500	—	24,500
Tom Dechaene	73,000	29,867	102,867
Margaret M. Eisen	48,000	29,867	77,867
Wadih Jordan	41,500	29,867	71,367
Hyam I. Levitsky, M.D.	43,000	15,177	58,177
Timothy R. Wright	40,667	16,106	56,773
Peter Thornton	36,500	16,106	52,606
Brian Corvese	35,833	13,076	48,909
John Hatsopoulos	17,000	9,404	26,404

(1)	Includes fees earned in 2007 but deferred pursuant to our Directors’ Deferred Compensation Plan.
(2)	We use the Black-Scholes option pricing model to value the options granted. Please see the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 as filed on March 17, 2008 for assumptions applied. Each director with the exception of Messrs. Afeyan, AtLee, and. Hatsopoulos was granted 15,000 options with a grant date fair value of $29,867 during 2007. Mr. Hatsopoulos was granted 25,000 options with a grant date fair value of $49,778 during 2007.

Employee directors do not receive any additional compensation for their service as a director. Each year, the Compensation Committee reviews the compensation we pay to our non-employee directors. The Committee compares our Board compensation to compensation paid to non-employee directors by similarly sized public companies in similar businesses. The Committee also considers the responsibilities that we ask our Board members to assume and the amount of time required to perform those responsibilities.

Cash and Equity Compensation for Non-Employee Directors for 2007

Type of Fee
Annual retainer	$34,000
Additional annual retainer for Lead Director	$18,000
Additional annual retainer for Audit and Finance Committee Chair	$18,000
Additional annual retainer for Audit and Finance Committee member	$9,000
Additional annual retainer for Compensation Committee Chair	$7,500
Additional annual retainer for Compensation Committee member	$5,000
Additional annual retainer for Corporate Governance and Nominating Committee Chair	$6,000
Additional annual retainer for Corporate Governance and Nominating Committee member	$3,000
Additional annual retainer for Research and Development Committee Chair	$6,000
Additional annual retainer for Research and Development Committee member	$3,000
Initial stock option grant(1)	25,000 shares
Annual stock option grant(1)	15,000 shares

(1)	Each stock option grant vests over three years in equal annual installments. Any unvested portion vests automatically on the last day of the term of a director who does not stand for reelection at the end of his or her term.

Antigenics also reimburses non-employee directors for reasonable travel and out-of-pocket expenses in connection with their service as directors.

Our Directors’ Deferred Compensation Plan permits each non-employee director to defer all or a portion of his or her cash compensation until his or her service ends or until a specified date. A director may credit his or her deferred cash into an interest bearing account, an equity account, or a combination of both. As a matter of policy, directors are encouraged to elect to defer twenty-five percent of their cash compensation in the form of equity under the Directors’ Deferred Compensation Plan.

The Board of Directors has adopted a policy guideline that encourages directors to hold 10,000 shares of equity within a reasonable period of time following their election or appointment to the Board. The directors may utilize the Directors’ Deferred Compensation Plan to acquire these shares. In accordance with the requirements of the plan, elections to defer such compensation must be made prior to the end of the third quarter of the prior calendar year. In some cases a director, due to securities law restrictions, may be unable to purchase such shares until such election takes effect.

OWNERSHIP OF OUR COMMON STOCK

Ownership By Management

On April 1, 2008, Antigenics had 56,653,798 shares of common stock issued and outstanding. This table shows certain information about the beneficial ownership of Antigenics common stock, as of that date, by:

•	each of our current directors,

•	each nominee for director,

•	our Chief Executive Officer,

•	our Chief Financial Officer,

•	our Principal Accounting Officer,

•	our other most highly compensated executive officer who was serving as an executive officer as of December 31, 2007 and is named in the Summary Compensation Table,

•	our former executive officer for whom disclosure would have been required if he had continued in his position through the end of 2007, and

•	all of our current directors and executive officers as a group.

According to SEC rules, we have included in the column “Number of Issued Shares” all shares over which the person has sole or shared voting or investment power as of April 1, 2008, and we have included in the column “Number of Shares Issuable” all shares that the person has the right to acquire within 60 days after April 1, 2008 through the exercise of any stock options, or in the case of directors, any shares to be distributed under the Directors’ Deferred Compensation Plan. All shares that a person has a right to acquire within 60 days of April 1, 2008 are deemed outstanding for the purpose of computing the percentage beneficially owned by the person, but are not deemed outstanding for the purpose of computing the percentage beneficially owned by any other person.

Unless otherwise indicated, each person has the sole power (or shares the power with a spouse) to invest and vote the shares listed opposite the person’s name. Where applicable, ownership is subject to community property laws. Our inclusion of shares in this table as beneficially owned is not an admission of beneficial ownership of those shares by the person listed in the table. Except as noted, the address of each stockholder is c/o Antigenics Inc., 162 Fifth Avenue, Suite 900, New York, NY 10010.

Name	Number of Issued Shares		Number of Shares Issuable(1)		Total	Percent
Garo H. Armen, Ph.D.(2)	2,379,077	(3)	985,756		3,364,833	5.8%
Tom Dechaene	—		67,625	(4)	67,625	*
Margaret M. Eisen	5,000		55,000		60,000	*
Wadih Jordan	—		97,519	(5)	97,519	*
Hyam I. Levitsky, M.D.	—		10,688	(6)	10,688	*
Peter Thornton	13,188		8,334		21,522	*
Timothy R. Wright	—		8,334		8,334	*
Brian Corvese	—		8,334		8,334	*
Shalini Sharp	29,689		73,555		103,244	*
Roman M. Chicz, Ph.D.	24,722		—		24,722	*
Kerry A. Wentworth	7,007		64,999		72,006	*
John Hatsopoulos	105,000		3,722	(7)	108,722	*
Christine M. Klaskin	5,838		43,695		49,533	*
All current directors and executive officers as a group (13 persons)(8)	2,544,799		1,427,561		3,972,360	6.8%

*	Less than one percent
(1)	Shares that can be acquired upon the exercise of stock options vested as of 60 days following April 1, 2008, and in the case of directors, shares to be distributed under the Directors’ Deferred Compensation Plan.

(2)	For Dr. Armen, excludes shares beneficially owned through Founder Holdings Inc. and Antigenics Holdings LLC Founder Holdings Inc. owns approximately 79% of the outstanding members’ equity of Antigenics Holdings LLC Antigenics Holdings LLC owns approximately 19.7% of our common stock. Dr. Armen is a manager of Antigenics Holdings LLC and a director of Founder Holdings Inc. Dr. Armen beneficially owns 42.8% of the outstanding common stock of Founder Holdings Inc. Dr. Armen also owns a 13.6% interest in Antigenics Holdings LLC.
(3)	Includes 1,501,667 shares of our stock held by Armen Partners, LP, a limited partnership in which Dr. Armen is the general partner.
(4)	Includes 10,425 deferred shares to be distributed in accordance with the terms of our Directors’ Deferred Compensation Plan.
(5)	Includes 42,519 deferred shares to be distributed in accordance with the terms of our Directors’ Deferred Compensation Plan.
(6)	Includes 2,354 deferred shares to be distributed in accordance with the terms of our Directors’ Deferred Compensation Plan.
(7)	Represents deferred shares to be distributed in accordance with the terms of our Directors’ Deferred Compensation Plan.
(8)	Includes 59,020 deferred shares to be distributed in accordance with the terms of our Directors’ Deferred Compensation Plan and excludes shares held by Antigenics Holdings LLC as described in footnote (2).

Ownership By Certain Beneficial Owners

This table shows certain information, based on filings with the SEC, about the beneficial ownership of our capital stock as of April 1, 2008 by each person known to us owning beneficially more than 5% of any class of our capital stock.

Name and Address	Title of Class	Number of Shares		Percent
Antigenics Holdings LLC(1) c/o Antigenics Inc. 162 Fifth Avenue, Suite 900 New York, New York 10010	Common	11,154,274	(1)	19.7%

Brad M. Kelley 1410 Moran Road Franklin, TN 37069-6300	Common Series A Preferred	5,546,240 31,620	(2)	9.8 100.0	% %

Invus Public Equities Advisors LLC 750 Lexington Avenue 30th Floor New York, New York 10022	Common	3,533,333	(3)	6.2%

Fletcher Asset Management, Inc. 48 Wall Street 5th Floor New York, NY 10005	Common Series B Preferred	781,004 15,250	(4)	1.4 100.0	% %

Ingalls & Synder, LLC 61 Broadway New York, NY 10006	Common	5,236,500	(5)	9.2%

FMR LLC 82 Devonshire Street Boston, MA 02109	Common	8,000,000	(6)	14.1%

(1)	Founder Holdings Inc. owns approximately 79% of the outstanding members’ equity of Antigenics Holdings LLC Antigenics Holdings LLC owns approximately 19.7% of our common stock. Dr. Armen is a manager of Antigenics Holdings LLC and a director of Founder Holdings Inc. Dr. Armen beneficially owns 42.8% of Founder Holdings Inc. outstanding common stock. Dr. Armen owns 13.6% interest in Antigenics Holdings LLC.

(2)	Mr. Kelley owns 31,620 shares of our Series A Convertible Preferred Stock, our only shares of outstanding Series A preferred stock. These shares have an initial conversion price of $15.81 and are currently convertible into 2,000,000 shares of our common stock. If Mr. Kelley had converted all 31,620 shares of Series A Convertible Preferred Stock into shares of common stock as of April 1, 2008, he would have held 7,546,240 shares of our common stock, or 12.9% of the shares outstanding.
(3)	Includes 3,533,333 shares of common stock held by Invus Public Equities Advisors, LLC and related entities (as reported in the Schedule 13D filed by Invus Public Equities Advisors, LLC on January 16, 2008).
(4)	Fletcher Asset management, Inc. owns 15,250 shares of our Series B Convertible Preferred stock, our only shares of outstanding Series B preferred stock. As reported in the Schedule 13G filed by Fletcher Asset Management, Inc. on February 14, 2008, these shares are currently convertible into 2,853,679 shares of common stock. If converted, Fletcher Asset Management, Inc. and related persons would own 6.4% of the common shares outstanding.
(5)	Includes 5,236,500 held by Ingalls & Synder, LLC and related entities (as reported in the Schedule 13G/A as filed by Ingalls & Synder, LLC on February 13, 2008).
(6)	Includes 8,000,000 shares of common stock held by FMR LLC and related entities (as reported in the Schedule 13G as filed by FMR LLC on February 11, 2008).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our executive officers, directors, and 10% stockholders are required under Section 16(a) of the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership of our securities with the SEC.

Based solely on a review of the copies of reports furnished to us, we believe that during our 2007 fiscal year, our directors, executive officers, and 10% stockholders complied with all applicable Section 16(a) filing requirements, other than Ms. Klaskin who did not file her Statements of Changes in Beneficial Ownership of Securities during 2007. This was filed on February 12, 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

In March 1995, we entered into a consulting agreement with Dr. Pramod Srivastava, our Founding Scientist. This agreement was scheduled to expire in March 2005 but was extended for an additional one-year period until March 2006. This agreement expired on March 28, 2006, and we entered into a new five-year consulting agreement with Dr. Srivastava, effective March 28, 2006. We paid Dr. Srivastava $175,000 for his services for the twelve-month period ended March 31, 2007. In March 2007, the Compensation Committee approved the payment of $50,000 for the twelve-month period ended March 31, 2008. Dr. Srivastava served as a member of our Board from January 1, 2007 until his term expired at the 2007 annual meeting of stockholders.

On January 9, 2008, the Company entered into agreements to receive $26.1 million from certain investors in a private placement of our common stock. In this placement, the Company sold 542,050 shares of common stock to Garo H. Armen, and 1,166,667 shares of common stock to Armen Partners LP. Garo H. Armen owns a controlling interest in Armen Partners LP. The shares were sold at a price of $3.00 per share. The investors received 10-year warrants to purchase the same respective number of additional shares of common stock at an exercise price of $3.00 per share. Under the terms of the offering, the investors also received unit warrants to purchase the same respective number of additional shares of common stock for $3.00 per share. These unit warrants would be triggered by the completion of another qualifying financing transaction within two years of the closing date of the private placement. Upon exercise of the unit warrants, the investors would receive additional 10-year warrants to purchase the same respective number of shares of common stock for $3.00 per share.

Related Party Transaction Policies and Procedures

The Audit and Finance Committee of the Board of Directors is responsible for reviewing and approving all material transactions with any related party on a continuing basis. Related parties can include any of our directors or executive officers, certain of our stockholders, and their immediate family members. This obligation is set forth in writing in our Audit and Finance Committee Charter. A copy of the Audit and Finance Committee Charter is posted on the corporate governance section of our website at http://www.antigenics.com/investors/governance. No material on our website is part of this proxy statement. In evaluating related party transactions, our Audit and Finance Committee members apply the same standards of good faith and fiduciary duty they apply to their general responsibilities as a Committee of the Board and as individual directors. The Audit and Finance Committee will approve a related party transaction when, in its good faith judgment, the transaction is in the best interest of Antigenics.

To identify related party transactions each year, we submit and require our directors and officers to complete Director and Officer Questionnaires identifying any transactions with us in which the officer or director or their family members have an interest. We also review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with our interests. Our Code of Business Conduct and Ethics requires all directors, officers, and employees who may have a potential or apparent conflict of interest to immediately notify our Compliance Officer for review and approval by management and our Corporate Governance and Nominating Committee. A copy of our Code of Business Conduct and Ethics is posted on the corporate governance section of our website at http://www.antigenics.com/investors/governance. No material on our website is part of this proxy statement.

EQUITY PLANS

Securities Authorized For Issuance Under Equity Compensation Plans

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2007:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plan (Excluding Securities Reflected in Column (a))(2)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	7,332,038	$5.50	2,168,077
Equity compensation plans not approved by security holders	—		—

Total	7,332,038		2,168,077

(1)	Includes (i) 237 options outstanding at an exercise price of $22.56 assumed in connection with our merger with Aronex Pharmaceuticals, Inc. in July 2001; (ii) 8,832 options outstanding at a weighted average exercise price of $10.73 assumed in our merger with Aquila Biopharmaceuticals Inc. in November 2000; and (iii) 108,259 shares issuable under our Directors’ Deferred Compensation Plan at a weighted average price of $3.81.
(2)	Includes 184,088 shares that may be issued under our 1999 Employee Stock Purchase Plan, as amended and 126,111 shares available under our Directors’ Deferred Compensation Plan.

PROPOSAL 2—PROPOSAL TO AMEND OUR 1999 EQUITY INCENTIVE PLAN (AS AMENDED)

TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE

Summary of the Existing 1999 Equity Incentive Plan

This summary of our existing 1999 Equity Incentive Plan is qualified in its entirety by reference to the full text of our 1999 Equity Incentive Plan, as amended, which is included as Appendix A to this proxy statement.

The purpose of our 1999 Equity Incentive Plan is to:

•	attract and retain qualified directors, employees and consultants;

•	provide incentives for them to achieve long-range performance goals; and

•	enable them to participate in our long-term growth.

The plan provides for the grant of both incentive and nonstatutory stock options, stock appreciation rights, and restricted and unrestricted stock awards. As of April 1, 2008, under the plan there were:

•	10,000,000 shares of our common stock authorized for issuance;

•	7,633,362 shares of our common stock subject to outstanding options and restricted stock awards; and

•	1,220,300 shares of our common stock available for future awards under the plan.

The shares are subject to adjustment for stock splits, stock dividends and certain transactions affecting our capital stock. Shares may also be issued through the assumption or substitution of outstanding grants from an acquired company without reducing the number of shares available for award. As of April 1, 2008, approximately 150 employees, consultants and directors were eligible for grants under the plan. The plan will expire on November 15, 2009. The closing price of our common stock on April 1, 2008 was $2.42, as reported by The Nasdaq Global Market.

Administration and Eligibility

Our Compensation Committee administers our 1999 Equity Incentive Plan and determines the terms and conditions of each award, including:

•	the number of underlying shares;

•	the vesting schedule, if any;

•	the duration; and

•	the form of payment of the exercise price.

For option grants to employees who are not executive officers and consultants, the Compensation Committee usually approves an aggregate amount and delegates authority to our Chairman and Chief Executive Officer to allocate individual grants.

The per share exercise price of an incentive stock option may not be less than the fair market value of a share of our common stock on the date of grant. Nonstatutory stock options may be granted at such prices as our Compensation Committee may determine. The per share exercise price of stock appreciation rights granted in tandem with stock options may not be less than the exercise price of the related stock option. Stock appreciation rights granted alone and unrelated to a stock option may be granted at such exercise prices as our Compensation Committee may determine. Shares of restricted stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law.

Our Compensation Committee may not in any calendar year grant to any person options or stock appreciation rights representing more than 1,000,000 shares of our common stock nor more than 1,000,000 shares of performance-based restricted stock awards. These limits are subject to adjustment for changes in our structure or capitalization that affect the number of outstanding shares of our common stock. Our Corporate Governance and Nominating Committee makes recommendations regarding grants to directors.

In the event of a change in control (as defined by our Compensation Committee), our Compensation Committee in its discretion may, at the time an award under the plan is made or at any time thereafter, take one or more of the following actions:

•	provide for the acceleration of any time period relating to the exercise or realization of the award,

•

provide for the purchase of the award upon the award holder’s request for an amount of cash or other property that could have been received upon the exercise or realization of the award had the award been currently exercisable or payable,

•	adjust the terms of the award in a manner determined by our Compensation Committee to reflect the change in control,

•	cause the award to be assumed, or new rights substituted therefor, by another entity, or

•	make such other provision as our Compensation Committee may consider equitable to award holders and in our best interests.

Our Compensation Committee shall determine the effect on an award of the disability, death, retirement or other termination of employment or service on our board of director of an award holder and the extent to which, and the period during which, the award holder’s legal representative, guardian or designated beneficiary may receive payment of an award or exercise rights thereunder.

We make awards to our directors, employees and consultants based upon their anticipated contribution to the achievement of our objectives and other relevant matters. Because future awards will be within the discretion of our Compensation Committee (and of our Chairman and Chief Executive Officer with respect to grants to employees who are not executive officers), it is not possible to predict to whom future awards will be granted under the plan or the number of shares underlying any award.

Description of Proposed Amendment to the Plan

On March 6, 2008, our Board of Directors approved, subject to stockholder approval, an increase in the total number of shares authorized for issuance under our 1999 Equity Incentive Plan from 10,000,000 to 12,000,000. This would increase the total number of shares available for future awards under the plan from 1,220,300 to 3,220,300 (as of April 1, 2008). All our executive officers and directors are eligible for awards under the 1999 Equity Incentive Plan, as amended. Dr. Armen, Ms. Eisen, Mr. Hatsopoulos, Mr. Thornton, Ms. Sharp, Ms. Wentworth, and Ms. Klaskin are also stockholders and may vote their shares for approval of the adoption of the amendment to the 1999 Equity Incentive Plan.

Our Board of Directors believes that our 1999 Equity Incentive Plan is useful as a continuing means of creating employee equity incentives in order to help attract, retain and motivate the best available talent for the successful conduct of our business. Over the remaining term of the 1999 Equity Incentive Plan, we plan to hire additional employees. To attract top-level individuals, we will need to grant stock option or other stock awards to most of these new additions. In addition, existing employees and board members may receive additional stock option or other stock awards consistent with our current compensation policies. Our Board of Directors believes the remaining shares under our 1999 Equity Incentive Plan are insufficient to accomplish these purposes.

If the amendment to the plan is approved, there would be 3,220,300 shares available for grant under the plan, which equals approximately 5.7% of our total shares of common stock outstanding as of April 1, 2008.

Federal Income Tax Consequences Relating to our 1999 Equity Incentive Plan

The following is a brief summary of the principal federal income tax consequences related to options to be awarded under the plan. This summary is based on our understanding of current federal income tax law and regulations. The summary does not purport to be complete or applicable to every specific situation.

Nonstatutory stock options. An optionee does not realize taxable income when a nonstatutory option is granted. When the option is exercised, the optionee recognizes ordinary income (subject to withholding if the optionee is an employee) in an amount equal to the difference between the amount paid for the shares and the fair market value of the shares on the date of exercise. Subject to certain limitations of the Internal Revenue Code, we are allowed a tax deduction for the same amount. When the shares are disposed of, any additional gain or loss is treated as short-term or long-term capital gain or loss, depending on the holder’s holding period in the shares. We are not allowed any additional tax deduction. Special rules may apply if the exercise price is paid by tendering our stock.

Restricted shares. A grantee does not realize taxable income when a restricted share is awarded. When shares of restricted stock are no longer subject to a restriction the grantee recognizes ordinary income in an amount equal to the fair market value of the stock at that time less the amount, if any, paid for the stock. Alternatively, the grantee may file a so-called “83(b) election” with the Internal Revenue Service, not later than 30 days after the date the grantee acquires the restricted stock, to recognize ordinary income at the time of acquisition rather than at the time the restrictions lapse. A corresponding federal income tax deduction is available to us. For purposes of determining capital gain or loss on a later sale of restricted stock, the grantee’s holding period in the shares begins when they realize taxable income with respect to the award. The grantee’s tax basis in the shares equals the amount, if any, paid for the shares plus any income realized with respect to the award. However, if the grantee makes an effective 83(b) election in connection with a grant or purchase of stock subject to a substantial risk of forfeiture and later forfeits the shares, their tax loss realized as a result of the forfeiture is limited to the excess of what they paid for the shares (if anything) over the amount (if any) reimbursed in connection with the forfeiture.

Incentive stock options. An optionee does not realize taxable income when an incentive stock option is granted or, except as discussed in the next paragraph, exercised. A taxable event occurs when the shares are disposed of. The tax treatment depends on how long the shares are held before the disposition. When shares that have been held for two years from the date of grant and one year from the date of exercise are disposed of, any amount realized in excess of the amount paid for the shares will be taxed to the optionee as long-term capital gain and any loss will be a long-term capital loss. We are not allowed a tax deduction for the amount realized by the optionee. If an optionee disposes of the shares before meeting the one-year and two-year holding periods, the disposition constitutes a “disqualifying disposition,” and an amount equal to the excess (if any) of the fair market value of the shares at the time of exercise (or, if less, the amount realized on a sale of shares to an unrelated party), over the amount paid for the shares is taxed to the optionee as ordinary income. Subject to certain limitations of the Internal Revenue Code, we are allowed a tax deduction for the income realized by an optionee in a disqualifying disposition. Any further gain recognized will be short-term or long-term capital gain and will not result in any deduction for us. Special rules may apply if the exercise price is paid by tendering our stock.

Under the so-called “golden parachute” provision of the Internal Revenue Code, the vesting or accelerated exercisability of awards in connection with a change in control of the Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the plan, may be subject to an additional 20% federal tax and may not be deductible to the Company.

The excess of the fair market value of the option shares on the date of exercise of an incentive stock option over the exercise price will be included in alternative minimum taxable income for the purpose of calculating the optionee’s alternative minimum tax (AMT) in the year of exercise. AMT is based on the amount of the taxpayer’s alternative minimum taxable income that exceeds an exemption amount. Alternative minimum taxable income is the taxpayer’s taxable income with adjustments to reflect special tax treatment of certain items (including incentive stock options). The taxpayer is required to pay the higher of the regular income tax or AMT. For purposes of computing AMT in the year the stock is sold, any gain on the sale is reduced by the amount included in alternative minimum taxable income in the year of exercise. If a taxpayer is required to pay AMT as a result of the exercise of an incentive stock option, the taxpayer may be able to credit a portion of AMT against regular tax liability in later years. A disqualifying disposition in the year of exercise will generally avoid the AMT consequences of exercise of an incentive stock option.

Awards under the plan are intended either to be exempt from the rules of Section 409A of the Internal Revenue Code or to satisfy those rules and shall be construed accordingly. However, the Company will not be liable to any participant or other holder of an award with respect to any award-related adverse tax consequences arising under Section 409A or any other provision of the Internal Revenue Code.

The foregoing discussion is not a complete description of the federal income tax aspects of options to be granted under the plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, the foregoing discussion does not address state or local tax, federal employment tax, or other federal tax consequences that may be associated with the plan.

Vote Required

To approve Proposal 2, stockholders holding a majority of Antigenics common stock present or represented by proxy at the meeting and entitled to vote on this matter must vote FOR the Proposal. If your shares are held by your broker in “street name” and if you do not vote your shares, your brokerage firm does not have the authority to vote those shares held by the firm on Proposal 2 and there will be no effect on the vote because these “broker non-votes” are not considered present or represented at the meeting and voting on the matter. If you vote to ABSTAIN on Proposal 2, your shares will not be voted in favor of the Proposal, and will have the same effect as a vote against the Proposal.

The Board of Directors recommends a vote FOR Proposal 2.

PROPOSAL 3—RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING

DECEMBER 31, 2008

Our Audit and Finance Committee has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008. Although stockholder approval of the selection of KPMG LLP is not required by law, our Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection.

If stockholders do not approve this proposal at the 2008 annual meeting, our Audit and Finance Committee will reconsider their selection of KPMG LLP. If stockholders do ratify this appointment, the Audit and Finance Committee, which has direct authority to engage our independent registered public accounting firm, may appoint a different independent registered public accounting firm at any time during the year if the Audit and Finance Committee determines that the change would be in the best interests of Antigenics and our stockholders.

The Audit and Finance Committee has approved all services provided to Antigenics by KPMG LLP during 2007. Representatives of KPMG LLP are expected to be present at the 2008 annual meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Audit Fees

Fees incurred by us for professional services rendered by KPMG LLP for the audit of the annual consolidated financial statements and of the effective operation of internal control over financial reporting, included in our Annual Report on Form 10-K, for the reviews of the consolidated financial statements included in our Forms 10-Q and for comfort letters, consents and review of registration statements were $496,000 for 2007 and $666,729 for 2006.

Audit-Related Fees

Fees paid to KPMG LLP for the audit of our 401(k) Retirement Plan were $29,500 in 2007 and $28,700 in 2006.

Tax Fees

No fees were paid to KPMG LLP associated with tax compliance and tax consultation services in 2007 and 2006.

All Other Fees

We paid no other fees to KPMG LLP for 2007 and 2006.

Pre-Approval of Audit and Non-Audit Services

All of the KPMG LLP fees for 2007 and 2006 shown above were pre-approved by the Audit and Finance Committee. The Audit and Finance Committee pre-approves all audit and other permitted non-audit services provided by our independent registered public accounting firm. Pre-approval is generally provided for up to one year, is detailed as to the particular category of services and is subject to a monetary limit. Our independent registered public accounting firm and senior management periodically report to the Audit and Finance Committee the extent of services provided by the independent registered public accounting firm in accordance with the pre-approval, and the fees for the services performed to date. The Audit and Finance Committee may also pre-approve particular services on a case-by-case basis.

Vote Required

To approve this Proposal, stockholders holding a majority of Antigenics common stock present or represented by proxy at the meeting and voting on the matter must vote FOR the Proposal. If your shares are held by your broker in “street name,” and if you do not vote your shares, your brokerage firm has authority to vote your unvoted shares held by the firm on this Proposal. If the broker does not vote your unvoted shares, there will be no effect on the vote because these “broker non-votes” are not considered present or represented at the meeting and voting on the matter. If you vote to ABSTAIN on this Proposal, your shares will not be voted in favor of the Proposal, will not be counted as votes cast or shares voting on the Proposal and will have no effect on the vote.

The Board of Directors recommends a vote FOR Proposal 3.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The Audit and Finance Committee of the Board of Directors consists entirely of independent directors who are not officers or employees of Antigenics. The Board of Directors has adopted a written charter for the Audit and Finance Committee, the current version of which is available on our website at http://www.antigenics.com/investors/governance. No material on our website is part of this proxy statement.

In the course of its oversight of the Company’s reporting process, the Audit and Finance Committee of the Board of Directors has (1) reviewed and discussed with management the Company’s audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting for the fiscal year ended December 31, 2007, (2) discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, and (3) received the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the auditors their independence, and considered whether the provision of permissible non-audit services by the auditors is compatible with maintaining their independence.

Based on the foregoing review and discussions, the Audit and Finance Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

By the Audit and Finance Committee,

Tom Dechaene, Chair

Brian Corvese

Margaret M. Eisen

ADDITIONAL INFORMATION

Stockholder Proposals for 2009 Annual Meeting

Proposals to be included in the proxy statement. Under SEC rules, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2009 Annual Meeting of Stockholders, the proposal must be received by us, attention: Corporate Secretary, at our principal executive offices by December 19, 2008.

Other proposals (not to be included in the proxy statement). Under our by-laws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. Among other requirements, these procedures require any nomination or proposed item of business to be submitted in writing to our Chairman of the Board or Corporate Secretary at our principal executive offices. Assuming our 2009 Annual Meeting of Stockholders is not more than 30 days before or 30 days after June 4, 2009, if you wish to bring business before the 2009 Annual Meeting, you must give us written notice by March 21, 2009.

However, if at least 60 days’ notice or prior public disclosure of the date of the 2009 Annual Meeting is given or made and the date of the 2009 Annual Meeting is not within 30 days before or after June 4, 2009, notice by the stockholder must be received no later than April 20, 2009. If less than 60 days’ notice or prior public disclosure of the date of the 2009 Annual Meeting is given or made and the date of the 2009 Annual Meeting is not within 30 days before or after June 4, 2009, notice by the stockholder must be received no later than 15 days after the date Antigenics sends notice of the 2009 Annual Meeting. If a stockholder fails to provide timely notice of a proposal to be presented at the 2009 Annual Meeting, the proxies designated by the Board of Directors will have discretionary authority to vote on the proposal.

Householding of Meeting Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly provide a separate copy of either document to you if you contact Investor Relations at Antigenics Inc., 162 Fifth Avenue, Suite 900, New York, NY 10010, or telephone or e-mail Investor Relations at 800-962-2436 or IR@antigenics.com. If you want to receive separate copies of the annual report and proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holders, or you may contact us.

APPENDIX A

ANTIGENICS INC.

1999 EQUITY INCENTIVE PLAN (AS AMENDED)

SECTION 1. Purpose

The purpose of the Antigenics Inc. 1999 Equity Incentive Plan (the “Plan”) is to attract and retain directors, key employees and consultants of the Company and its Affiliates, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company.

SECTION 2. Definitions

“Affiliate” means any business entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company. For purposes hereof, “Control” (and with correlative meanings, the terms “controlled by” and “under common control with”) shall mean the possession of the power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting stock, by contract or otherwise. In the case of a corporation “control” shall mean, among other things, the direct or indirect ownership of more than fifty percent (50%) of its outstanding voting stock.

“Award” means any Option, Stock Appreciation Right, Restricted Stock or Unrestricted Stock awarded under the Plan.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor to such Code.

“Committee” means a committee of not less than two members of the Board appointed by the Board to administer the Plan. If a Committee is authorized to grant Options to a Reporting Person or a “covered employee” within the meaning of Section 162(m) of the Code, each member shall be a “non-employee director” or the equivalent within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended from time to time, or any successor law, and an “outside director” or the equivalent within the meaning of Section 162(m) of the Code, respectively. Until such committee is appointed, “Committee” means the Board.

“Common Stock” or “Stock” means the Common Stock, $0.01 par value, of the Company.

“Company” means Antigenics Inc.

“Designated Beneficiary” means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death. In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

“Effective Date” means November 15, 1999.

“Fair Market Value” means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

“Incentive Stock Option” means an option to purchase shares of Common Stock awarded to a Participant under Section 6 that is intended to meet the requirements of Section 422 of the Code or any successor provision.

“Nonstatutory Stock Option” means an option to purchase shares of Common Stock awarded to a Participant under Section 6 that is not intended to be an Incentive Stock Option.

“Option” means an Incentive Stock Option or a Nonstatutory Stock Option.

“Participant” means a person selected by the Committee to receive an Award under the Plan.

“Reporting Person” means a person subject to Section 16 of the Securities Exchange Act of 1934 or any successor provision.

“Restricted Period” means the period of time selected by the Committee during which an Award may be forfeited to the Company pursuant to the terms and conditions of such Award.

“Restricted Stock” means shares of Common Stock subject to forfeiture awarded to a Participant under Section 8.

“Stock Appreciation Right” or “SAR” means a right to receive any excess in value of shares of Common Stock over the exercise price awarded to a Participant under Section 7.

SECTION 3. Administration

The Plan shall be administered by the Committee. The Committee shall have authority to adopt, alter, and repeal such administrative rules, guidelines, and practices governing the operation of the Plan as it shall from time to time consider advisable and to interpret the provisions of the Plan. The Committee’s decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons or covered employees and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant.

SECTION 4. Eligibility

All employees, directors, and consultants of the Company or any Affiliate capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan. Incentive Stock Options may be granted only to persons eligible to receive such Options under the Code.

SECTION 5. Stock Available for Awards

(a) Subject to adjustment under subsection (b), Awards may be made under the Plan for up to 10,000,000 shares of Common Stock1. If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited without the Participant having had the benefits of ownership (other than voting rights), the shares subject to such Award, to the extent of such expiration, termination or forfeiture, shall again be available for award under the Plan. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) In the event that the Committee determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off,

[1]

If the stockholders approve Amendment No. 4 to the Antigenics Inc. 1999 Equity Incentive Plan, the maximum number of shares that may be awarded under the Plan will increase from 10,000,000 to 12,000,000.

combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee (subject, in the case of Incentive Stock Options, to any limitation required under the Code) shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

(c) Subject to adjustment under Subsection (b): (i) the maximum number of shares of Common Stock with respect to which Options and Stock Appreciation Rights may be granted to any Participant in the aggregate in any calendar year shall not exceed 1,000,000 shares, and (ii) the maximum number of shares of Common Stock that may be granted as Restricted Stock, with respect to which performance goals apply, to any Participant in the aggregate in any calendar year shall not exceed 1,000,000 shares.

SECTION 6. Stock Options

(a) Subject to the provisions of the Plan, the Committee may award Incentive Stock Options and Nonstatutory Stock Options and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Code or any successor provision and any regulations thereunder, and no Incentive Stock Option may be granted hereunder more than ten years after the Effective Date.

(b) The Committee shall establish the option price at the time each Option is awarded, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award with respect to Incentive Stock Options. Nonstatutory Stock Options may be granted at such prices as the Committee may determine.

(c) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(d) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the award of the Option, by delivery of a note or shares of Common Stock owned by the optionee, including Restricted Stock, or by retaining shares otherwise issuable pursuant to the Option, in each case valued at their Fair Market Value on the date of delivery or retention, or such other lawful consideration as the Committee may determine.

SECTION 7. Stock Appreciation Rights

(a) Subject to the provisions of the Plan, the Committee may award SARs in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised.

(b) The Committee shall fix the exercise price of each SAR or specify the manner in which the price shall be determined. SARs granted in tandem with Options shall have an exercise price not less than the exercise price of the related Option. SARs granted alone and unrelated to an Option may be granted at such exercise prices as the Committee may determine.

SECTION 8. Stock

(a) Subject to the provisions of the Plan, the Committee may award shares of Restricted Stock and determine the duration of the Restricted Period during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. The Committee may establish Performance goals for the granting or lapse of risk of forfeiture of Restricted Stock. Such performance goals may be based on earnings per share, revenues, sales or expense targets of the Company or any subsidiary, division or product line thereof, stock price or such other business criteria as the Committee may determine. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law.

(b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant’s Designated Beneficiary.

(c) Subject to the provisions of the Plan, the Committee may award shares of Unrestricted Stock.

SECTION 9. General Provisions Applicable to Awards

(a) Documentation. Each Award under the Plan shall be evidenced by a writing delivered to the Participant or agreement executed by the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles.

(b) Committee Discretion. Each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.

(c) Settlement. The Committee shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property. The Committee may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents on amounts denominated in Common Stock.

(d) Dividends and Cash Awards. In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and (ii) cash payments in lieu of or in addition to an Award.

(e) Termination of Employment or Service on the Board. The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment or service on the Board of a Participant and the extent to which, and the period during which, the Participant’s legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

(f) Change in Control. In order to preserve a Participant’s rights under an Award in the event of a change in control of the Company (as defined by the Committee), the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participant’s request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable to Participants and in the best interests of the Company.

(g) Loans. The Committee may authorize the making of loans or cash payments to Participants in connection with any Award under the Plan, which loans may be secured by any security, including Common Stock, underlying or related to such Award (provided that such Loan shall not exceed the Fair Market Value of the security subject to such Award), and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such loan or at any time thereafter.

(h) Withholding Taxes. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee’s discretion, the minimum tax obligations required by law to be withheld in respect of Awards may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of retention or delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

(i) Foreign Nationals. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

(j) Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(k) Transferability. In the discretion of the Committee, any Award may be made transferable upon such terms and conditions, and to such extent as the Committee determines, provided that Incentive Stock Options may be transferable only to the extent permitted by the Code. The Committee may in its discretion waive any restriction on transferability.

SECTION 10. Miscellaneous

(a) No Right To Employment or Service on the Board. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or service on the Board. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

(c) Effective Date. Subject to the approval of the stockholders of the Company, the Plan shall be effective on the Effective Date. Before such approval, Awards may be made under the Plan expressly subject to such approval.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to any stockholder approval that the Board determines to be necessary or advisable.

(e) Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of Delaware.

This Plan was approved by the Board of Directors on November 15, 1999.

This Plan was approved by the Stockholders on May 18, 2000.

Amendment No. 1 to this Plan was approved by the Board of Directors on March 28, 2003.

Amendment No. 1 to this Plan was approved by the Stockholders on June 10, 2003.

Amendment No. 2 to this Plan was approved by the Board of Directors on April 8, 2004.

Amendment No. 2 to this Plan was approved by the Stockholders on May 26, 2004.

Amendment No. 3 to this Plan was approved by the Board of Directors on March 16, 2006.

Amendment No. 3 to this Plan was approved by the Stockholders on June 14, 2006.

(FORM OF PROXY CARD)

ANTIGENICS INC. 162 FIFTH AVENUE SUITE 900 NEW YORK, NY 10010

VOTE BY INTERNET -www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site, follow the instructions to obtain your records, and to create an electronic voting instruction form.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Antigenics Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Antigenics Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ANTIG1 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

ANTIGENICS INC.

Vote on Directors

1.	Proposal to elect directors Nominees:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
(01) Garo H. Armen
(02) Thomas Dechaene
	(03) John Hatsopoulos	☐	☐	☐

Vote on Proposals					For	Against	Abstain

2.	Proposal to amend our 1999 Equity Incentive Plan (as amended)				☐	☐	☐

3.	Proposal to ratify the appointment of KPMG LLP as independent registered public accounting firm for the fiscal year ending December 31, 2008				☐	☐	☐

Note: Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please date, sign and mail your proxy card back as soon as possible!

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

Annual Meeting of Stockholders

ANTIGENICS INC.

June 4, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 4, 2008.

The undersigned stockholder of Antigenics Inc. (the “Company”) hereby appoints Garo H. Armen, Ph.D. and Shalini Sharp, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 4, 2008, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE SIGN AND MAIL THIS PROXY TODAY.

(Continued and to be signed on reverse side.)